UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Allegheny Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Proxy

Statement

and notice of annual meeting of stockholders 2019

Creating long-term value thru

Relentless Innovation

Our Vision

Building the World’s Best Specialty Materials and Components Company™

Focus on differentiated products with significant technical barriers to entry

Focus on global markets that have long-term growth expectations and require ATI’s technical and manufacturing leadership

This focus creates superior growth in shareholder

value over the long term and enhances opportunities

for our strategic customers and employees.

Dear Stockholders

I am pleased to invite you to attend Allegheny Technologies Incorporated’s 2019 Annual Meeting of Stockholders, which is also my first Annual Meeting as ATI’s President and Chief Executive Officer.

For ATI, 2018 was a strong year. Our revenues surpassed $4 billion for the first time since 2014, as we capitalized on meaningful growth across nearly all of our key end markets. This success rests on the foundation of a number of important objectives achieved during the year, as well as the strategies developed over the last several years, on which we will continue to execute in 2019 and beyond.

Throughout 2018, our High Performance Materials and Components segment benefitted from strong demand across its customer base, most notably from the accelerating transition to next-generation commercial jet engines and aircraft. We are intently focused on flawlessly executing our role in the current aerospace demand ramp. This commitment is critical to us, our customers and our shareholders. To that end, we are making targeted investments in our HPMC business to ensure our ongoing ability to meet growing customer demand. At the same time, we look to the future, further investing in our powder and additive manufacturing capabilities and exploring future investment in other specialty materials.

Our Flat Rolled Products business continued to make important strides in 2018 toward sustainable profitability. Segment operating profit more than doubled year-over-year, demonstrating the value of our product mix improvements and actions to transform that business into a technology and efficiency focused supplier of advanced materials. Notably, 2018 saw significant new business wins resulting from the unique capabilities of our Hot Rolling and Processing Facility, and we are seeing success in our efforts to optimize its utilization. In 2018, we announced our first significant HRPF carbon steel tolling agreement, which is already benefitting our business. Recently, we announced that Kimberly Fields will succeed me in leading the FRP business, and we look forward to her future contributions.

Importantly, while we often speak in terms of the separate components of ATI’s business, our HPMC and FRP businesses are becoming increasingly synergistic as we transform to a fully aligned and integrated provider of high-value, differentiated products. In addition to our ability to share technology, know-how and services, providing a full suite of nickel and titanium alloys enhances ATI’s ability to win long-term agreements with key customers. In fact, among ATI’s top ten customers, half buy products from both the FRP and HPMC segments, representing more than 20% of ATI’s total revenue. We believe these synergies have the potential to catalyze our future growth on multiple fronts.

Our recent strategic decisions and targeted investments are enabling us to forge and grow strong relationships with customers who rely on our innovative technologies and products – customers who cannot do what they do without us. We continually explore ways to grow our differentiated capabilities to gain entry into adjacent markets that value materials science, and we are accelerating our relentless pursuit of improvements in productivity through simplifying, standardizing and digitizing our operations. Our goal is to be the globally recognized leader in advanced materials and components and to consistently create and enhance long-term shareholder value.

In all that we do, we are committed to our core values. We believe that what resonates most with investors is the same thing our customers and employees value: we do what we say we’re going to do, when we say we’re going to do it, and we do it the right way. As highlighted in this Proxy Statement, our corporate governance practices, investor outreach efforts and compensation programs reflect these values.

It is my great privilege to take the ATI helm from Rich Harshman. I thank him, our Board and leadership team for developing the strategies upon which we are already delivering and which will carry us forward into the future. I value feedback from our investors and look forward to our ongoing dialogue. Thank you for your support in our continued commitment to Creating Long-Term Value Thru Relentless Innovation®.

Sincerely,

Robert S. Wetherbee

President and Chief Executive Officer

March 20, 2019

ATI 2019 Proxy Statement    / 1

Notice of annual meeting of stockholders

Your vote is important

Please vote as soon as possible.

You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

How to vote

Annual Meeting Information

Date: Thursday, May 9, 2019

Time: 11:30 a.m. Eastern Time

Place: UPMC Events Center, Robert Morris University

  6001 University Boulevard, Pittsburgh, Pennsylvania 15108

Record Date: March 11, 2019

Agenda

1. Election of three directors;

2. Advisory vote to approve the compensation of our named executive officers; and

3. Ratification of the selection of Ernst & Young LLP as our independent auditors for 2019.

Admission To The Meeting

Only holders of ATI common stock or their authorized representatives by proxy may attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information when voting by telephone or Internet.

If your shares are held through an intermediary such as a broker or a bank, you will need to present proof of your ownership as of the record date, March 11, 2019, for admission to the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement.

All attendees will need to present valid photo identification for admission to the meeting.

On or about March 20, 2019, we began mailing our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), as permitted under applicable Securities and Exchange Commission (“SEC”) rules. The Notice indicates how to access our proxy materials on the Internet. By furnishing the Notice, we are lowering our costs and reducing the environmental impact of our annual meeting.

Our Proxy Statement and 2018 Annual Report are available for review at envisionreports.com/ATI. For further information about ATI, please visit our website at ATImetals.com.

On behalf of the Board of Directors:

ELLIOT S. DAVIS

Corporate Secretary

March 20, 2019

Via the internet: Visit the website listed on our proxy card
By mail: Sign, date and return your proxy card in the enclosed envelope
By telephone: Call the telephone number on your proxy card
In person: Attend the Annual Meeting in person

Important notice regarding the availability of proxy materials for the ATI Annual Meeting of Stockholders to be held on Thursday, May 9, 2019.

As permitted under applicable SEC rules, we are mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement, proxy card and 2018 Annual Report are available for review at: envisionreports.com/ATI.

2 \    ATI 2019 Proxy Statement

ATI 2019 Proxy Statement    / 3

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as this summary does not contain all of the information that you should consider.

Annual meeting of stockholders

Meeting date:

Thursday, May 9, 2019

Time:

11:30 a.m. Eastern Time

Place:

UPMC Events Center, Robert Morris University

6001 University Boulevard

Pittsburgh, PA 15108

Record date and voting:

March 11, 2019

ATI stockholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote on each other matter presented.

Meeting agenda and voting matters
Proposal	Board’s recommendation	Page reference

1. Election of three directors	FOR	9

2. Advisory vote to approve the compensation of our named executive officers	FOR	34

3. Ratification of Ernst & Young LLP as our independent auditors for 2019	FOR	69

Director nominees – Class II – Term to expire in 2022

Name	Director Since	Experience and Qualifications	Board Committees

Leroy M. Ball, Jr.	2019	• Leadership/Governance • Finance • Industry/Manufacturing • Operations • International/M&A • Labor/HR	• Audit • Personnel and Compensation • Technology

Carolyn Corvi	2012	• Leadership/Governance • Finance • Industry/Manufacturing • Operations • International/M&A • Technical	• Finance • Personnel and Compensation • Technology

Robert S. Wetherbee	2019	• Leadership/Governance • Industry/Manufacturing • Operations • International/M&A • Labor/HR	Mr. Wetherbee, as a member of the Company’s management, does not serve on any Independent Committees.

4 \    ATI 2019 Proxy Statement

PROXY STATEMENT SUMMARY | HIGHLIGHTS

Board Composition

ATI has a diverse, highly-credentialed and highly-experienced Board. Our directors possess a variety of tenure, qualifications, backgrounds, skills and experiences contributing to a Board that is well-rounded and well-positioned to effectively oversee our business and promote the interests of our stakeholders.

Highly Engaged Board Guides the Strategic Direction of our Company

•	Actively oversees long-term strategic planning, including an annual, multi-day strategic planning meeting in addition to regular quarterly and other Board meetings.

•

Regularly conducts site visits at our facilities throughout the United States. We also rotate the location of our Annual Meeting to various communities in which we conduct significant operations. These visits allow our directors to meet with management and other employees and to gain both firsthand exposure to the technologies that drive our success and deeper knowledge of the strengths and challenges of our business and how they tie to our near and long-term strategic goals.

•	Actively and continuously engages in robust Board and senior management succession planning.

•	More than 98% overall attendance rate for Board and Committee meetings during 2018, and 95% over the last three years.

•	Market-driven stock ownership guidelines.

Focused and Thoughtful Board Refreshment

•

Our Board routinely engages in succession planning and adds new members on an opportunistic basis when it identifies candidates who it believes have experience, skill sets and other characteristics that will enhance Board effectiveness. Additionally, our Board is actively engaged in recruitment, including an ongoing, nationwide candidate search, to support its Board refreshment efforts.

•

Our annual Board evaluation process assesses the Board’s existing skill sets and the need or desirability of adding members; the Board can appoint new members when presented with candidates who fill a particular need or otherwise would serve as an asset to the Board.

ATI 2019 Proxy Statement    / 5

PROXY STATEMENT SUMMARY | HIGHLIGHTS

Governance Highlights

Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (11 out of 13 directors, including all continuing directors other than Mr. Wetherbee, are independent)

•	Independent Board Chair to assume role in conjunction with the 2019 Annual Meeting, following tenure as Lead Independent Director since 2011

•	Independent directors regularly meet in executive sessions without management present

•	100% independent Audit, Personnel & Compensation, Finance and Nominating & Governance Committees

•	Annual Board and committee self-assessments

•	Strong corporate governance guidelines and policies
•	Majority voting/director resignation policy for uncontested elections

•	Board diversity (female and minority directors comprise over 30% of our Board)

•	Proxy access

•	Limits on future severance arrangements

•	Robust stock ownership guidelines for directors and executive management

•	Intensive succession planning for our Board and executive leadership

•	Well-established Board risk oversight function

Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we regularly communicate with our investors and actively engage with them throughout the year. We solicit their feedback on corporate governance topics and ATI’s executive compensation program. Our goal is to be responsive to our stockholders and to ensure that we understand and address their concerns and observations. As a result of our stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program since 2015.

2018 Business Performance

Sales were $4.05 billion, up 15% versus prior year and our best performance since 2014

•  Reflects growth in almost all major end-markets, led by double-digit growth in aerospace and defense sales across both segments

•  High Performance Materials and Components (HPMC) segment sales increased 13% to $2.33 billion, in part due to a 20% increase in commercial jet engine sales, including a nearly 50% improvement in sales of next-generation jet engine products

•  Flat Rolled Products (FRP) segment sales increased 17% to $1.71 billion, including sales increases of 30% or more to the aerospace and defense markets and the oil and gas market

Gross profit increased more than 27%, to $630 million, compared to 2017

•  Continued robust growth following two years of more than doubling prior year’s gross profit

Segment operating profit was $413 million, or 10.2% of sales, compared to 8% of sales for 2017

•  46% year-over-year growth significantly outpaced our sales expansion rate, reflecting our efforts to grow sales of high-value differentiated products while reducing exposure to commoditized products

•  HPMC segment operating profit was $335 million, or 14.4% of sales

•  FRP segment operating profit was $78 million, or 4.5% of sales

Net income attributable to ATI was $222.4 million, or $1.61 per share, a significant increase over 2017 net loss attributable to ATI of $91.9 million, or $(0.83) per share

•  Fourth quarter of 2018 represents 4th straight quarter of double-digit year-over-year earnings per share growth.

Significant improvement in cash balance over the course of 2018, with $382 million of cash on hand at December 31, 2018

•  $393 million of cash provided by operating activities

•  $350 million of borrowing capacity under existing credit facility, with no outstanding borrowings under the revolving portion

6 \    ATI 2019 Proxy Statement

PROXY STATEMENT SUMMARY | PAY FOR PERFORMANCE

Our Compensation Philosophy—Pay for Performance

ATI’s executive compensation program is designed to support our long-term strategic vision and to align with our pay-for-performance philosophy. The goals of our program are to compensate executive management based on our performance, create long-term stockholder value and attract and retain key employees. Paying for performance is a key attribute of ATI’s compensation philosophy. As such, a significant portion of the compensation of each named executive officer (“NEO”) is subject to the achievement of rigorous performance goals and, therefore, is “at risk.”

Much of Mr. Harshman’s target long-term incentive awards scheduled to vest over the last several years were forfeited by their terms as a result of the Company failing to achieve threshold financial performance criteria. For the period from 2015 through 2017, Mr. Harshman forfeited more than half of his aggregate target awards. For the period from 2015 through 2018, the proportion of Mr. Harshman’s target shares that were forfeited improved to approximately 46%. While reflecting the Company’s improving financial performance, this outcome also demonstrates the significant degree to which our executive compensation programs are tied to the long-term financial performance of our business.

ATI 2019 Proxy Statement    / 7

PROXY STATEMENT SUMMARY | TOTAL REALIZED COMPENSATION

Total Realized Compensation

When making determinations and awards under our incentive plans, the Personnel and Compensation Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below. Total realized compensation has been meaningfully lower than target for each of our NEOs in recent past years. For example, for 2017, Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims received total realized compensation equal to 58.9%, 70.8%, 73.5%, 71.4% and 73.4% of their 2017 target compensation levels, respectively, and for 2016, received 51.6%, 42.0%, 66.3%, 80.3% and 82.4% of target, respectively. In contrast, the below comparison of 2018 target compensation to realized compensation for our NEOs reflects our significantly improved year-over-year financial performance in 2018. These multi-year trends demonstrate our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant portion of senior executive compensation “at risk.”

Named Executive Officer	2018 Target Compensation	2018 Total Realized Compensation	% Above Target Realized
Harshman	$7,030,000	$7,882,618	12%
Wetherbee	$1,995,000	$2,426,752	22%
DeCourcy	$1,900,000	$2,274,135	20%
Kramer	$1,748,000	$2,008,058	15%
Sims	$1,995,000	$2,436,877	22%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2018 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2018 Summary Compensation Table)

+

the value realized in 2018 from shares earned under the time-vested portion of the awards granted under our 2013-2015 Performance/ Restricted Stock Plan (“PRSP”) that vested in 2018 and the portion of shares awarded under our 2016 and 2017 Long-Term Incentive Programs that vested in 2018 (as reflected in the Options Exercised and Stock Vested Table)

2018 Say On Pay Vote

Last year, our Say On Pay proposal received the support of greater than 96% of the shares voted at our 2018 Annual Meeting. Our Board believes this high level of support from our stockholders is a result of our commitment to ensure a strong link between pay and performance.

CEO Leadership Transition and 2019 Retention Awards

In view of our recent CEO leadership transition, our Personnel and Compensation Committee increased the size of the 2019 equity awards granted to certain key executives, including each of Messrs. DeCourcy, Kramer and Sims, on a one-time basis.

•	As a result, Mr. DeCourcy and Mr. Kramer each received a target award equal to 300% of his base salary and Mr. Sims received a target award equal to 350% of his base salary.

•

Consistent with our Long-term Incentive Program, these larger 2019 awards are comprised 70% of performance-vested restricted stock units, the payment of which is contingent on the achievement of quantitative performance measures over a three-year performance measurement period, and 30% of time-vested restricted stock units that vest in three equal annual increments and are otherwise subject to the other terms and conditions of the Long-Term Incentive Program.

Our Personnel and Compensation Committee intends these awards to reflect ATI’s interest in establishing continued engagement, motivation and retention within the core leadership group throughout our CEO transition process and beyond.

8 \    ATI 2019 Proxy Statement

Item 1: Election Of Directors

Our Board of Directors has nominated three directors for election. Leroy M. Ball, Jr., Carolyn Corvi and Robert S. Wetherbee are standing for election to the Board as Class II directors for three-year terms expiring in 2022. Three of the Directors currently serving as Class II directors, including Richard J. Harshman, who has been a member of our Board since 2011 and who retired from his role as our President and Chief Executive Officer at the end of 2018, John D. Turner, who has been a member of our Board since 2004, and Barbara S. Jeremiah, who has been a member of our Board since 2008, will retire from the Board at the conclusion of their respective current terms in conjunction with the 2019 Annual Meeting and therefore will not stand for reelection.

Plurality Voting: Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

Director Resignation Policy: While directors are elected by a plurality of the votes cast, our Bylaws include a director resignation policy. This policy states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, the director nominee must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board regarding any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

If a nominee becomes unable or unwilling to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the nominees for election will be unable or unwilling to serve.

Director Terms

Our directors currently are divided into three classes, and the directors in each class generally serve for three-year terms unless unable to serve due to death, retirement or disability. The term of one class of directors currently expires each year at our annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by effectively reassigning a director from another class. The Board may also create a new director position in any class and elect a director to hold the newly created position.

ATI 2019 Proxy Statement    / 9

ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

Our Director Nomination Process

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board.

The Committee considers director candidates suggested by sitting directors, senior management and stockholders, among other sources. Additionally, the Board has engaged an external search firm to facilitate its ongoing, nation-wide candidate search as part of its current refreshment effort. The Committee believes that a wide-ranging and robust search is the best way to identify those candidates who most aptly meet the experience, skill and other criteria established by the Committee as necessary or desirable additions to the Board.

Director Criteria For Nominees

Director candidates are generally selected based on the following criteria:

•   their business or professional experience;

•   recognized achievement in their respective fields;

•   integrity and judgment;

•   ability to devote sufficient time to the affairs of ATI;

•   the diversity of their backgrounds;

•   ability to represent the interests of all stockholders; and

•   the skills and experience that their membership adds to the overall competencies of the Board.

Board Diversity is one of many criteria considered by the Board when evaluating candidates. A key factor in determining director nominees is building a cognitively diverse board representing a wide breadth of experience and perspectives.

10 \    ATI 2019 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications and past contributions to the Board of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), our President and Chief Executive Officer, and other members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Currently, our Board is concertedly engaged in a refreshment effort that focuses on these and other more specific criteria, including ensuring that the Board continues to include key skills sets. For example, our Board recently appointed Leroy M. Ball, who possesses characteristics that the Board viewed as valuable additions to its overall composition (including his experience as a sitting CEO), and has been designated as a second “Audit Committee Financial Expert” under applicable SEC and New York Stock Exchange (“NYSE”) rules, in addition to John R. Pipski, who currently chairs our Audit Committee.

Director Skills Summary

ATI 2019 Proxy Statement    / 11

ITEM 1 – ELECTION OF DIRECTORS | 2019 DIRECTOR NOMINEES

Our 2019 Director Nominees and Continuing Directors

Our Board determined that each of the three director nominees qualifies for election under the criteria for evaluation of directors. The Board determined that Ms. Corvi and Mr. Ball qualify as independent directors under applicable rules and regulations and our categorical Board independence standards.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles, as well as extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, is provided below.

Nominees – Class II – Term to Expire at the 2022 Annual Meeting

Leroy M. Ball, Jr.

Director since 2019 Age 50 Audit Committee Financial Expert

Mr. Ball has been the President and Chief Executive Officer of Koppers Holdings Inc., a leading integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, since January 2015, having served as its Chief Operating Officer from August 2014 through December 2014, as both its Chief Operating Office and Chief Financial Officer from May 2014 to August 2014, and as its Chief Financial Officer from 2010 to May 2014. Before joining Koppers, Mr. Ball served as the Senior Vice President and Chief Financial Officer of Calgon Carbon, Inc., a provider of services, products and solutions for purifying water and air, from 2002 to 2010.

Mr. Ball is a member of the Audit Committee, the Personnel and Compensation Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Ball’s qualifications include his experience in senior leadership positions and his operational, financial and public company accounting expertise.

CURRENT DIRECTORSHIPS: • Koppers Holdings Inc. • Koppers, Inc. (a subsidiary of Koppers Holdings Inc.)

Carolyn Corvi

Director since 2012 Age 67

Upon her retirement in 2008, Ms. Corvi concluded a 34-year career with The Boeing Company, a diversified aerospace company, where she most recently served as Vice President, General Manager of Airplane Programs, Boeing Commercial Airplanes, a position she held from 2005 until her retirement.

Ms. Corvi is a member of the Finance Committee, the Personnel and Compensation Committee, and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Corvi’s qualifications include her extensive experience in the aerospace industry (ATI’s largest end-market) and her knowledge of and experience in manufacturing.

	CURRENT DIRECTORSHIPS: • Hyster-Yale Materials Handling, Inc. • United Continental Holdings, Inc.	PAST DIRECTORSHIPS: • Goodrich Corporation and Continental Airlines, Inc.

12 \    ATI 2019 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

Robert S. Wetherbee

Director since 2019 Age 59

Mr. Wetherbee was appointed to serve as ATI’s President and Chief Executive Officer effective January 1, 2019, when he was also appointed to the Board. He served as Executive Vice President, ATI Flat Rolled Products Group, from January 2015 to December 2018, and prior to that, was the President of ATI Flat Rolled Products from April 2014 to January 2015. From March 2013 to February 2014, Mr. Wetherbee was President and Chief Executive Officer of Minerals Technologies, Inc. He served as President of ATI’s tungsten business from 2010 through 2012, following a 29-year career with Alcoa Inc.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Wetherbee’s qualifications include his experience in senior leadership positions both at ATI and at other publicly-traded manufacturers and his intimate knowledge of the industry and of ATI’s business given his tenure with the Company and his past long-tenured experience with another major metals producer.

Continuing Directors – Class III – Term to Expire at the 2020 Annual Meeting

James C. Diggs

Director since 2001 Age 70

Prior to his retirement in 2010, Mr. Diggs was Senior Vice President and General Counsel of PPG Industries, Inc., a manufacturer and distributor of a broad range of paints, coatings and specialty materials, since 1997. He held the position of Secretary from 2004 to 2009.

Mr. Diggs is Chair of the Finance Committee and is a member of the Audit Committee and the Nominating and Governance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Diggs’s qualifications include his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

CURRENT DIRECTORSHIPS: • Brandywine Realty Trust

J. Brett Harvey

Director since 2007 Age 68

Mr. Harvey previously served as Chairman Emeritus of CONSOL Energy Inc., a leading diversified energy company in the United States, from May 2016 to May 2017. He served as Chairman of CONSOL from 2010 until his retirement in May 2016 and was Executive Chairman from May 2014 to January 2015. Mr. Harvey was Chief Executive Officer of CONSOL from 1998 until May 2014. He also served as President from 1998 until 2011. Mr. Harvey was Chairman of CNX Gas Corporation, a subsidiary of CONSOL, from 2009 to 2014 and was a Director of CNX from 2005 to 2014.

Mr. Harvey is a member of the Nominating and Governance Committee and the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Harvey’s qualifications include his significant oversight experience from serving as chief executive officer of a public company, his industry experience in the oil and gas market (a large end-market for ATI), and his operational expertise.

	CURRENT DIRECTORSHIPS: • Barrick Gold Corporation (Lead Independent Director since 2013) • Warrior Met Coal (Lead Independent Director since 2018)	PAST DIRECTORSHIPS: • CONSOL Energy Inc. (Chairman from 2010 to 2016) and CNX Gas Corporation (Chairman from 2009 to 2010)

ATI 2019 Proxy Statement    / 13

ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

David J. Morehouse

Director since 2015 Age 58

Mr. Morehouse is Chief Executive Officer and President of Pittsburgh Penguins LLC, which owns and operates the Pittsburgh Penguins National Hockey League team. He was named President of the Pittsburgh Penguins in 2007 and has also served as Chief Executive Officer since 2010. He joined the Pittsburgh Penguins in 2004 as a consultant for special projects, including the construction of the team’s current arena.

The United Steelworkers (“USW”) initially proposed the nomination of Mr. Morehouse in contemplation of the 2017 retirement of former ATI director Louis J. Thomas, the previous USW nominee to our Board. The Collective Bargaining Agreement between Allegheny Ludlum, which is an ATI subsidiary, and the USW permits the International President of the USW to propose to our Chairman one nominee for election to our Board.

Mr. Morehouse is a member of the Audit Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Morehouse’s qualifications include his leadership, strategic planning and development, operations, branding and marketing, and government experience.

Continuing Directors – Class I – Term to Expire at the 2021 Annual Meeting

Herbert J. Carlisle

New Director in 2018 Age 63

General Carlisle has been President and Chief Executive Officer of the National Defense Industrial Association (NDIA) since March 2017, when he retired from the United States Air Force as a four-star general following a 39-year military career. His last Air Force assignment was as Commander, Air Company Command at Langley Air Force Base in Virginia. Prior to that, he was the Commander of the Pacific Air Forces, the air component Commander for the U.S. Pacific Command, and served as executive director of Pacific Air Combat Operations staff, Joint Base Harbor in Hawaii, following various operational and staff assignments throughout the Air Force, including as chief of air operations, U.S. Central Command Forward in Riyadh, Saudi Arabia and as director of legislative liaison at the Office of the Secretary of the Air Force.

General Carlisle is a member of the Audit Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that General Carlisle’s qualifications include his executive leadership experience as a senior military official, his legislative and government experience and his experience and knowledge in the aerospace and defense fields.

14 \    ATI 2019 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

Diane C. Creel

Director since 1996 Age 70 Lead Independent Director and Independent Board Chair Designate

From 2003 until her retirement in 2008, Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a subsidiary of Ecolab Inc. and a waste stream technology company using patented technologies. Ecovation became a subsidiary of Ecolab Inc. in 2008. Previously, Ms. Creel served as Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to 2003.

Ms. Creel has served as Lead Independent Director since the position was established in 2011 and will assume the role of Independent Board Chair at the conclusion of the 2019 Annual Meeting. Ms. Creel is Chair of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Creel’s qualifications include her experience as a chief executive officer of various companies and her entrepreneurial, management and technical experience.

	CURRENT DIRECTORSHIPS: • Timken Steel Corporation • EnPro Industries, Inc.	PAST DIRECTORSHIPS: • URS Corporation and Goodrich Corporation

John R. Pipski

Director since 2011 Age 71 Audit Committee Financial Expert

Mr. Pipski was a tax partner of Ernst & Young LLP, a public accounting firm, until his retirement in 2001. Thereafter, he provided business advisory and financial and tax accounting services through his own firm until 2013.

Mr. Pipski is Chair of the Audit Committee and a member of the Finance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Pipski’s qualifications include his expertise in financial and tax accounting for public companies, including those in the metals and mining industries, and his general business experience.

PAST DIRECTORSHIPS:

•   CNX Gas Corporation (Chairman of its Audit Committee)

James E. Rohr

Director since 1996 Age 70

Mr. Rohr served as Executive Chairman of The PNC Financial Services Group, Inc., a diversified financial services organization, from 2013 until his retirement in April 2014. Previously, he was Chairman from 2001 until 2013 and Chief Executive Officer from 2000 until 2013. He served as President of The PNC Financial Services Group from 1990 to 2002.

Mr. Rohr is Chair of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Rohr’s qualifications include his significant leadership and management experience from his years of serving as a chief executive officer of a large, publicly traded company and his expertise in capital markets and financial matters.

	CURRENT DIRECTORSHIPS: • EQT Corporation • Marathon Petroleum Corporation (Lead Director since 2018)	PAST DIRECTORSHIPS: • The PNC Financial Services Group, Inc., and BlackRock Inc. • General Electric Company

ATI 2019 Proxy Statement    / 15

Our Corporate Governance

We are committed to a strong self-governance program. Our corporate governance practices are designed to maintain high standards of oversight, compliance, integrity and ethics, while promoting growth in long-term stockholder value. The role of our Board of Directors is to ensure that ATI is managed for the long-term benefit of our stockholders and other stakeholders.

Each year, we review our corporate governance and compensation policies and practices and engage with our stockholders. In our ongoing effort to ensure that our governance policies and practices consistently reflect best practices, we take suggestions from our stockholders into consideration, along with developments and evolving trends reflected in the standards established by proxy advisory firms, as well as in the policies, practices and disclosures of other public companies. In this way, we affirm our commitment to RELENTLESS INNOVATION™ by continually evolving our programs to benefit all of our stakeholders.

Our Commitment to Integrity and Sustainability

ATI is committed to conducting its business in an honest, ethical and lawful manner. Our employees strive to satisfy the spirit and intent, as well as the technical requirements, of the contracts we enter into and the laws, regulations and rules that govern us.

We are committed to protecting the health and safety of our employees, the environment, and our communities. We support sustainable development and consistently work to improve our operations to the benefit of our stockholders, employees, customers and local communities.

We are committed to providing a workplace where employees are treated with dignity and respect, free of harassment and discrimination, and where all employees can fulfill their potential based on merit and ability.

We value our reputation. We pledge to promptly address issues in a lawful and proper manner. We strive to create value for our stakeholders while continually improving our performance as a good corporate citizen.

We are also committed to providing information in our financial reporting that is accurate, complete, objective, relevant, timely and transparent, and we have a robust system of internal controls.

We take these commitments seriously. Our management and our Board have instilled a culture, throughout our organization, that supports and honors these commitments. We expect that the actions of our employees, officers and directors comply with these principles and all polices undertaken to further these objectives.

Corporate Governance Information on our Website

The following governance documents are available on our website, www.ATImetals.com, at “About ATI—Corporate Governance”:

•   Corporate Governance Guidelines

•   Corporate Guidelines for Business Conduct and Ethics (including Financial Code of Ethics)

•   Board Committee Charters

•   Certificate of Incorporation and Bylaws

Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

Additionally, our current Sustainability Report is available at ATImetals.com/aboutati/sustainability-report. For more information, see page 19 of this Proxy Statement.

16 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | ATI CORPORATE GOVERNANCE AT A GLANCE

ATI Corporate Governance at a Glance

Presented below are some highlights of the ATI corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Board Independence	• 11 of our 13 directors (including 9 of our 10 continuing directors) are independent.

Strong Lead Independent Director

•  Diane C. Creel serves as our Lead Independent Director. We encourage open communication and strong working relationships among the Lead Independent Director, Chairman and other directors.

•  Our independent directors meet in regularly scheduled executive sessions, led by the Lead Independent Director, without the presence of management.

•  Stockholders can communicate with the independent directors through the Lead Independent Director.

Transitioning to Independent Board Chair

•  Ms. Creel will assume the role of Independent Board Chair immediately following the 2019 Annual Meeting.

•  This transition to an Independent Board Chair is occurring in conjunction with the retirement of Mr. Harshman, who currently is the Executive Chairman and who served as Chairman, President and Chief Executive Officer from 2011 through 2018.

•  The Board believes that separation of the CEO and Board Chair roles will allow Robert Wetherbee, who succeeded Mr. Harshman as President and CEO, to focus his attention and efforts exclusively on management matters and the day-to-day execution of the Company’s strategy.

•  The Board believes that Ms. Creel’s significant executive and Board leadership experience, including her recent service as our Lead Director, will enable her to step into the Independent Board Chair position seamlessly.

Board Composition

•  Currently, the Board has fixed the number of directors at 13. Coincident with the retirement of three directors in conjunction with the upcoming 2019 Annual Meeting, the Board will be reduced in size.

•  Our Board regularly assesses its performance and can adjust the number of directors according to need or as the opportunity arises to enhance the overall mix of skills and experience represented on our Board.

•  As shown under Item 1 – Election of Directors, our Board has a diverse mix of skills, experience and background.

Accountability to Stockholders

•  Engagement with Stockholders. We actively reach out to our stockholders through our annual engagement program and communicate with them on important compensation, governance and environmental and social sustainability issues. Also, stockholders can contact our Board, Lead Independent Director or management by email or regular mail.

•  Proxy Access. We allow a stockholder or group of up to 20 stockholders owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors then in office or two nominees, whichever is greater, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

•  Majority Voting/Director Resignation Policy. Our director resignation policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board for the Board’s consideration.

Independent Board Committees

•  We have five Board committees: Audit; Finance; Nominating and Governance; Personnel and Compensation; and Technology.

•  All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

Risk Oversight

•  Our full Board is responsible for risk oversight and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning

•  The Board actively monitors our management succession plans and receives regular updates on employee engagement, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

•  Additionally, the Board evaluates matters related to Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

ATI 2019 Proxy Statement    / 17

OUR CORPORATE GOVERNANCE | CORPORATE GOVERNANCE GUIDELINES

Board/ Committee Self-evaluation	• We have an annual self-evaluation process for the Board and for each standing committee of the Board.

Director and NEO Stock Ownership

•  Each director is expected to own at least 10,000 shares of our common stock.

•  Executives are expected to own ATI common stock with a value equivalent to:

•  CEO: 6 times base salary;

•  Executive Vice Presidents and the Chief Financial Officer: 3 times base salary; and

•  Senior Vice Presidents: 2 times base salary.

Ethics/Corporate Responsibility

•  Our Corporate Guidelines for Business Conduct and Ethics, as well as the Company’s attention to environmental, social and governance issues, are disclosed on our website.

•  The Company has an active ethics and compliance program that includes regular employee training.

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines that are designed to assist the Board in the exercise of its duties and responsibilities to the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management levels, with a view to achieving ATI’s strategic objectives. The Guidelines are subject to modification by the Board at any time.

Corporate Guidelines for Business Conduct and Ethics

Our Corporate Guidelines for Business Conduct and Ethics (our “Code of Ethics”) apply to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and principal accounting officer. We require all directors, officers and employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in their work.

Our Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with applicable laws, conduct business in an honest and ethical manner, and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. It includes a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles in the Code of Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws, as well as other matters.

Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Code of Ethics relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our website at ATImetals.com. To date, no such amendments have been made or waivers granted.

Mandatory Employee Training

All employees are provided with a copy of the Code of Ethics. Each year, we require all officers and managers to certify as to their understanding of and compliance with the Code of Ethics. In addition, all directors, officers and other employees must annually complete an interactive online ethics course addressing the Code of Ethics. This course is part of ATI’s broader ethics and compliance program, which includes online ethics training that is administered by a third party. In 2018, ATI’s online ethics courses addressed the protection of confidential information, the prevention of workplace violence, careful communication practices, information security threat awareness, sexual harassment and respect in the workplace, supporting human rights and insider trading.

We encourage employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communication between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth.

The ATI Ethics Helpline provides confidential, secure, and anonymous reporting available 24 hours a day. Additionally, our Chief Compliance Officer and ethics officers at our operating companies also provide confidential resources for employees to surface their concerns without fear of reprisal.

18 \    ATI 2019 Proxy Statement

CORPORATE GOVERNANCE | INAUGURAL SUSTAINABILITY REPORT

Inaugural Sustainability Report

In 2018, we published our first stand-alone Sustainability Report. With the recognition that “sustainability” can mean many things, the Report provides an overview of environmental, workforce health and safety and community sustainability efforts and achievements across our business. We also established specific environmental sustainability goals that ATI will pursue over the next 20+ years. We intend to publish our report and update our stakeholders on our progress toward these goals annually.

ATI’s Sustainability Report is available at www.ATImetals.com/aboutati/Pages/sustainability-report.aspx

Sustainability Report Highlights

All ATI operations are committed to:

•   Reducing their energy intensity through conservation efforts and energy efficiency;

•   Reducing greenhouse gas emissions through operational efforts, energy conservation and procurement strategies;

•   Reducing consumption of water withdrawal through conservation, reuse, and equipment modification; and

•   Increasing the amount of recycled materials used in our processes to eliminate waste in all phases of our manufacturing processes. Approximately 75% or more of the raw materials that ATI uses to manufacture specialty metals start from scrap material, which is either purchased or internally- generated by our own manufacturing processes

2020 Goals:

•   All facilities to be included in Metrics

•   All facilities ISO 14001 and 45001 certified

2025 Goals:

•   Reduce Energy Intensity 5%

•   Reduce CO2e Emissions 5%

•   Reduce Freshwater Intake 5%

•   Increase Recycled Materials to 80%

2030 Goals:

•   Reduce Energy Intensity 7%

•   Reduce CO2e Emissions 7%

•   Reduce Freshwater Intake 3%

•   Increase Recycled Materials to 83%

Environment and Product Sustainability

Our specialty metals enable better use of resources by improving the energy productivity and efficiency of end- use products in various markets. The metals and alloys produced by ATI improve quality of life by reducing air pollution, providing advanced medical solutions, enabling clean water and eliminating waste.

•   Precision rolled strip made by our STAL joint venture is used in flexible, light weight solar cells. These cells can be installed on roofs and structures that may not be able to bear the weight of traditional solar panels.

•   Our nickel-based alloys are used in products for reducing air pollution produced by electrical power generation and removing water pollution in marine applications to reduce impacts on our oceans and seas.

Health and Safety

As part of our continuous improvement culture, we are committed to making our operations the safest in the industry for our employees and the communities surrounding our plant locations.

• Our incident rates are well below the average for U.S. industry. • Employees are expected to guard against workplace injuries by recognizing risks and taking action to minimize injuries.

Community

We support local communities and contribute to their sustainability through measures such as locally sourcing goods and services and employing local people. Other examples include donating land for a senior center and activity center, funding scholarship and cooperative work experiences for local residents, and fostering employee volunteerism through United Way, the ATI Veterans Network, and other community-based programs.

•   Established in 2017, The Veterans Network links nearly 600 veteran employees. One initiative is our “Hard Hat Sticker Program” to place a service-specific sticker on veterans’ hard hats. This small gesture allows every ATI veteran to be recognized for their service at work every day.

ATI 2019 Proxy Statement    / 19

CORPORATE GOVERNANCE | INVESTOR OUTREACH AND STOCKHOLDER ENGAGEMENT

Investor Outreach and Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we engage in a structured communication program with certain investors, actively engaging with them throughout the year. We solicit their feedback on a variety of relevant matters, which may include corporate governance topics, our executive compensation program and sustainability initiatives, among other matters. Our goal is to be responsive to our stockholders and to ensure that we understand and address their concerns and observations. As a result of stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program in recent years.

Stockholder Engagement Cycle

Throughout the year, management conducts regular meetings and discussions with investors. Each Fall, we offer our largest stockholders a more structured opportunity for one-on-one discussions with representatives of our management team. As a result, during the fourth quarter of 2018, we conducted outreach sessions with several of our largest investors, covering topics of discussion including, among others:

•	key current corporate governance policies and practices;

•	our ongoing CEO transition;

•	continuing Board refreshment efforts and our Board’s focus on diversity of background, experience, skill and other characteristics;

•	the mid-2018 publication of our inaugural stand-alone Sustainability Report;

•	and the ongoing success of our redesigned executive compensation programs (as illustrated by the greater than 96% favorable “say on pay” vote we achieved in 2018).

Our 2018 outreach dialogue generally solicited very positive feedback from our investors, in particular with regard to the best practices reflected in our executive compensation programs.

Additionally, in November 2018, we held a full Investor Day during which our leadership team met with more than 60 investors and other participants to provide an in-depth overview of our business. A webcast of the Investor Day presentation was made available on our investor relations website, offering a further opportunity for shareholder engagement.

20 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Information

Board Independence

The Board does not consider Robert S. Wetherbee, President and Chief Executive Officer of ATI, to be independent. Additionally, the Board does not consider Richard J. Harshman, who currently serves as Executive Chairman pending his upcoming retirement in conjunction with the 2019 Annual Meeting, to be independent. At its February 28, 2019 meeting, the Board determined that the remaining eleven current directors (including each of our continuing directors, other than Mr. Wetherbee) are independent in accordance with NYSE listing standards, our own Board independence standards and the rules of the SEC.

Board Leadership Structure

Our Board has the flexibility to determine whether it is in the best interests of ATI and its stockholders to separate or combine the roles of Chairman and Chief Executive Officer at any given time. Whenever a Chairman and/or Chief Executive Officer is appointed, or at such other times as it deems appropriate, the Board assesses whether the roles should be separated or combined based upon its evaluation of, among other things, the existing composition of the Board and the circumstances at the time.

From 2011 through 2018, Mr. Harshman served as both the Chairman of the Board and as the Company’s President and Chief Executive Officer. During his tenure as such, the Board believed that, particularly in light of his long tenure with the Company, Mr. Harshman’s service in both capacities promoted unified leadership and direction for the Company and allowed for a single, clear focus on the efficient implementation of ATI’s strategies to maximize stockholder value over the long-term. In addition, the Board believed that Mr. Harshman, serving in both capacities, was an effective bridge between the Board and ATI’s management.

Furthermore, the Board’s ability to maintain appropriate independent oversight of our business strategies and activities was enhanced by ATI’s existing strong governance structures and policies, such as:

•	establishing a Lead Independent Director position (transitioning to Independent Board Chair in May 2019);

•	appointing only independent directors to the standing committees of the Board; and

•	regularly scheduling executive sessions of the independent directors.

ATI 2019 Proxy Statement    / 21

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Why the pending transition to separate Chairman and CEO roles is best for ATI and our stockholders at this time

The Board considered the roles and responsibilities of the Chairman and the Chief Executive Officer in connection with the Company’s recent CEO transition and determined that the Company and its stockholders would be best served by separation of the two roles. The Board believes that separation of the roles of Chairman and CEO will help optimize Mr. Wetherbee’s ability to focus his attention and efforts exclusively on management matters and the day-to-day execution of the Company’s strategy during this time of leadership transition. Further, the Board believes that Diane C. Creel’s anticipated transition from Lead Independent Director, a role she has held since 2011, to Independent Board Chair in May 2019, will enhance its level of independent oversight.

Lead Independent Director     Independent Board Chair

Through the 2019 Annual Meeting, Diane Creel will continue to serve as our Lead Independent Director. The Lead Independent Director is the principal liaison between the independent directors and the Chairman on Board-wide issues.

Responsibilities:

•   Preside, in the absence of the Chairman, at meetings of the Board, including executive sessions of the independent directors;

•   Able to call meetings of the independent directors when necessary and appropriate;

•   Facilitate communication with, and among, independent directors between meetings, when appropriate;

•   Advise the Chairman regarding schedules, agendas and the quantity, quality and timeliness of information for Board and committee meetings;

•   Serve as a contact for stockholders wishing to communicate with the Board other than through the Chairman, when appropriate, and communicating with other external constituencies, as needed; and

•   Advise and consult with the Chairman on matters related to corporate governance and Board performance and generally serving as a resource for, and counsel to, the Chairman.

Ms. Creel will become Independent Board Chair in May 2019. The Board believes that Ms. Creel’s significant Board leadership experience, including her recent service as our Lead Independent Director, will enable her to step into the Independent Board Chair position seamlessly.

22 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board and Committee Membership—Director Attendance at Meetings

During 2018, the Board of Directors held 11 meetings, including a multi-day strategy meeting. In 2018, directors attended more than 98% of all Board meetings and meetings of Board committees of which they were members.

The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). The Lead Independent Director presides over meetings of the independent directors.

A Board meeting is typically scheduled in conjunction with our Annual Meeting of Stockholders, and it is expected that our directors will attend absent good reason. In 2018, all directors attended our Annual Meeting of Stockholders.

The table below provides information about the Board committee memberships that our independent directors currently hold. The table also shows the number of meetings held by each Board committee in 2018.

Independent Director(1)	Audit	Finance	Nominating and Governance	Personnel and Compensation	Technology
L. M. Ball	∎			∎	∎
H. J. Carlisle	∎				∎
C. Corvi		∎		∎	∎
D. C. Creel(2)			Chair	∎
J. C. Diggs	∎	Chair	∎
J. B. Harvey			∎	∎
B. S. Jeremiah		∎			∎
D. J. Morehouse	∎				∎
J. R. Pipski	Chair	∎
J. E. Rohr				Chair
J. D. Turner		∎	∎		Chair
Number of Meetings held in 2018	11	4	5	6	3

(1)

The Board Chair may attend each Committee meeting, except to the extent that a Committee requests to meet without the Chair present. Mr. Ball was appointed to our Board in February 2019 and therefore did not attend any meetings of the Board or any committee during 2018.

(2)

Ms. Creel currently serves as Lead Independent Director and presides over meetings of the independent directors. She may attend meetings of committees of which she is not a member. Ms. Creel will become the Independent Board Chair immediately following the conclusion of the 2019 Annual Meeting.

Board Committees

The Board has five standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee. All of the standing committees of the Board are comprised entirely of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter.

ATI 2019 Proxy Statement    / 23

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Audit Committee

Chair:

John R. Pipski*

Members:

Leroy M. Ball*

Herbert J. Carlisle

James C. Diggs

David J. Morehouse

*  Mr. Pipski and Mr. Ball qualify as “audit committee financial experts” under applicable SEC criteria and meet the NYSE standard of having accounting or related financial management expertise.

Assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors.

•   Responsible for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. Both the independent auditors and the internal auditors have full access to the Committee and meet on a routine basis without management being present.

•   Reviews the Company’s major financial risk exposures and mitigating actions and for reviewing, approving and ratifying any related party transaction.

Finance Committee

Chair: James C. Diggs Members: Carolyn Corvi Barbara S. Jeremiah John R. Pipski John D. Turner

Primarily responsible for making recommendations and providing guidance to the Board regarding major financial policies and actions of the Company.

•   Reviews and evaluates the Company’s debt and equity structure, dividends, authorized capital stock, and credit agreements.

•   Serves as named fiduciary of certain employee benefit plans maintained by the Company, which includes (i) appointment, evaluation, and removal of employee benefit plan trustees and investment managers, (ii) establishment of funding methods and policies, (iii) review of funded status and investment policies and practices, and (iv) appointment of plan administrators.

Nominating and Governance Committee

Chair: Diane C. Creel Members: James C. Diggs J. Brett Harvey John D. Turner

Responsible for overseeing corporate governance matters. This includes:

•   Overseeing the annual evaluation of the Board and its committees.

•   Recommending to the Board individuals to be nominated as directors, including evaluation of new candidates and of current directors who are being considered for re-election.

•   Making recommendations to the Board concerning committee membership and Board composition.

•   Administering ATI’s director compensation program.

24 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Personnel and Compensation Committee

Chair:

James E. Rohr

Members:

Leroy M. Ball

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

Each member of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934.

Primarily responsible for establishing and annually reassessing the Company’s executive compensation program and executive compensation philosophy.

•   Reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies.

•   Oversees CEO and other executive officer compensation.

•   Reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors) based on this evaluation.

•   Reviews and approves non-CEO executive officer compensation and makes recommendations to the Board regarding incentive compensation plans and equity-based plans that require Board approval.

•   Reviews and approves recommendations from management within plan parameters regarding the compensation of other executives. The Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s executive officers.

•   Administers ATI’s incentive compensation plans.

•   Monitors and encourages the development of intellectual capital.

•   Reviews management succession planning and makes recommendations to the Board concerning executive management organization matters generally.

The Personnel and Compensation Committee has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of CEO or other executive compensation. The Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors.

•   The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC.

•   The Committee also utilizes external legal advisors and assesses the independence of its advisors.

Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the Committee’s role in executive officer compensation.

ATI 2019 Proxy Statement    / 25

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Technology Committee
Chair: John D. Turner Members: Leroy M. Ball Herbert J. Carlisle Carolyn Corvi Barbara S. Jeremiah David J. Morehouse

Primarily responsible for reviewing changing technologies and evaluating how they affect ATI and its technical capabilities and competitive position.

•   Considers the impact of technologies on the well-being of the Company.

•   Assesses ATI’s technical capabilities in relation to corporate strategies and plans.

•   Makes recommendations to the Board concerning priorities, asset deployment, and other matters relating to the Company’s technical activities.

Board Self-Assessment

Annually, our Lead Independent Director facilitates the Board’s own self-assessment process, the results of which help to inform Board-level discussions regarding Board and committee composition, Board succession planning and potential Director candidates, corporate governance practices and other matters.

26 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Our Board’s Role in Risk Oversight

The Board, as a whole, actively oversees the risk management of the Company. Enterprise risks—the specific financial, operational, business and strategic risks that the Company faces, whether internal or external—are identified and prioritized by the Board and management together, and then each specific risk is assigned to the full Board or a Board committee for oversight.

Board/Committee Primary Areas of Risk Oversight

ATI 2019 Proxy Statement    / 27

OUR CORPORATE GOVERNANCE | DIRECTOR COMPENSATION

PROCESS FOR COMMUNICATING WITH DIRECTORS

We maintain a process for stockholders and interested parties to communicate with the Board, the Lead Independent Director, or any individual director. ATI stockholders or interested parties who want to communicate with the Board, the Lead Independent Director, or any individual director can write to:

Lead Independent Director

c/o Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free).

Your letter or message should indicate whether you are an ATI stockholder.

Depending on the subject matter, the Lead Independent Director and/or the Corporate Secretary will:

•   forward the communication to the director or directors to whom it is addressed;

•   attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or

•   not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

Director Compensation

Board of Directors’ Role and Compensation

Non-employee directors receive compensation for their service that is designed to fairly compensate them for their Board responsibilities and align their interests with our stockholders. The Nominating and Governance Committee periodically reviews and evaluates our non-employee director compensation program to ensure that it is competitive with ATI’s industry peers and best practices and serves the purposes of attracting and retaining high quality directors. The Nominating and Governance Committee uses an independent consultant, Meridian Compensation Partners LLC, which is the same consultant retained by the Personnel and Compensation Committee, to provide market and comparison data and information on current developments and practices in director compensation. ATI’s non-employee director compensation program is competitive and market-based.

Director Stock Ownership Guidelines

The Board encourages directors to obtain a meaningful stock ownership interest in ATI. Under the stock ownership guidelines applicable to all non-employee directors, each non-employee director is expected to own at least 10,000 shares of ATI Common Stock within five years of his or her initial election to the Board. Furthermore, directors are required to retain one-third of any awarded stock until compliance with the guidelines is achieved. Beginning in 2018, our Directors may opt to receive all or a portion of their cash retainer in shares of ATI stock.

Each of the directors complied with the guidelines as of December 31, 2018 or is reasonably proceeding with compliance as of the applicable five-year anniversary of his or her initial election to the Board.

28 \    ATI 2019 Proxy Statement

OUR CORPORATE GOVERNANCE | DIRECTOR COMPENSATION

Elements of Director Compensation

Pay Component	2018 Compensation
Annual Retainer	$225,000 – $125,000 Cash – $100,000 Restricted Stock Value
Lead Director Annual Retainer*	$30,000
Committee Chair Retainers	Audit Committee $20,000 Personnel and Compensation Committee $15,000 Finance, Nominating and Governance and Technology Committees $10,000
Board service travel expenses are also paid by the Company

*	Following Mr. Harshman’s retirement in May 2019, the Independent Board Chair will be entitled to a $150,000 annual retainer, and we will no longer pay an annual Lead Director retainer.

In 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004 (which was $28,000) will be paid annually to each member of the Board as of December 31, 2004, following the termination of his or her service as a Board member. In each case, the fee will be paid for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

2018 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Total ($)
C. Corvi	125,000	99,997	224,997
D. C. Creel	165,000	99,997	264,997
J. C. Diggs	135,000	99,997	234,997
J. B. Harvey	125,000	99,997	225,003
B. S. Jeremiah	125,000	99,997	224,997
D. J. Morehouse	125,000	99,997	224,997
J. R. Pipski	145,000	99,997	244,997
J. E. Rohr	140,000	99,997	239,997
J. D. Turner	135,000	99,997	234,997

Non-employee directors are not granted option awards or non-equity incentive plan compensation awards, and do not have company pensions or non-qualified deferred compensation earnings.

(1)	Richard J. Harshman, Executive Chairman, and Robert S. Wetherbee, President and Chief Executive Officer, do not receive any compensation for their respective service on the Board. Leroy M. Ball was appointed to our Board in February 2019 and, therefore, did not receive any director fees during 2018.

(2)	This column reflects annual retainer fees, including committee Chair and Lead Independent Director fees, as well as Board and committee meeting fees paid to the directors. During 2018, our non-employee directors had the option to receive all or a specified portion of such fees in restricted shares of our common stock. Mr. Harvey elected to receive ATI stock in lieu of 50% of the portion of his 2018 director compensation that would otherwise have been paid in cash.

(3)	This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares granted in 2018 vest on the first anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. The fair value of nonvested stock awards is measured based on the average of the high and low trading prices for a share of the Company’s stock price on the date of grant, adjusted for non-participating dividends, as applicable, based on the current dividend rate. Mr. Harvey elected to receive ATI stock in lieu of 50% of the portion of his 2018 director compensation that would otherwise have been paid in cash, resulting in an incremental stock award with a grant date value of approximately $62,500.

ATI 2019 Proxy Statement    / 29

OUR CORPORATE GOVERNANCE | RELATED PARTIES AND STOCK OWNERSHIP MATTERS

Related Party Transactions

The Board has adopted a written Statement of Policy with respect to Related Party Transactions. The Policy applies to transactions or arrangements between ATI and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K.

Under the Policy, no related party transaction may occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and none of our executive officers have a relationship, to any other company that is required to be described under the SEC rules relating to disclosure of executive compensation.

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers and by persons who beneficially own more than ten percent of a registered class of the Company’s equity securities. Based upon a review of filings with the SEC and written representations, the Company believes that, in 2018, all such persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

30 \    ATI 2019 Proxy Statement

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF FIVE PERCENT OWNERS

Five Percent Owners of Common Stock

The entities listed in the following table are beneficial owners of five percent or more of ATI Common Stock as of December 31, 2018, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer currently, and shares such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,241,076	(2)	12.09%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	11,551,533	(3)	9.16%
Frontier Capital Management 99 Summer Street Boston, MA 02110	8,954,758	(4)	7.10%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	8,863,980	(5)	7.03%

(1)	Percentages are based on shares of Company Common Stock outstanding as of March 11, 2019, as of which date there were 126,109,547 shares of Company Common Stock outstanding.

(2)

Based on a Schedule 13G/A filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), made on February 11, 2019 by BlackRock, Inc., reporting sole voting power with respect to 14,793,626 shares and sole dispositive power with respect to 15,241,076 shares at December 31, 2018.

(3)

Based on a Schedule 13G/A filing under the Exchange Act made on February 11, 2019 by The Vanguard Group, reporting sole voting power with respect to 124,957 shares, shared voting power with respect to 19,319 shares, sole dispositive power with respect to 11,420,408 shares, and shared dispositive power with respect to 131,125 shares at December 31, 2018.

(4)

Based on a Schedule 13G/A filing under the Exchange Act, made on February 11, 2019 by Frontier Capital Management Co., LLC, reporting sole voting power with respect to 5,034,072 shares, and sole dispositive power with respect to 8,954,758 shares at December 31, 2018.

(5)

Based on a Schedule 13G filing under the Exchange Act, made on February 14, 2019 by Capital Research Global Investors, a division of Capital Research and Management Company, reporting sole voting power with respect 8,863,980 shares, and sole dispositive power with respect to 8,863,980 shares at December 31, 2018.

ATI 2019 Proxy Statement    / 31

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE MANAGEMENT

Stock Ownership of Directors, Board Nominees and Executive Management

The following table shows the shares of Common Stock reported to ATI as beneficially owned as of March 11, 2019 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table, and for all directors, officers and other statutory insiders as a group. Unless indicated otherwise below, the information provided in the following table is based on the Company’s records, information filed with the SEC, and information furnished by the respective individuals and includes as “beneficially owned” those shares that each such person has the power to vote or transfer currently, or the right to acquire within 60 days following March 11, 2019.

For biographical information regarding the beneficial owners, please see information under “Item 1—Election of Directors” and “Members of ATI’s Executive Management” of this Proxy Statement. The business address for each beneficial owner is c/o Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage Of Class
Leroy M. Ball(2)	500	*
Herbert J. Carlisle	3,232	*
Carolyn Corvi	28,636	*
Diane C. Creel	51,149	*
Patrick J. DeCourcy	79,777	*
James C. Diggs	36,145	*
Richard J. Harshman	438,867	*
J. Brett Harvey	42,655	*
Kevin B. Kramer	69,350	*
David J. Morehouse	19,320	*
John R. Pipski	37,584	*
James E. Rohr	69,450	*
John D. Sims	113,455	*
Robert S. Wetherbee	60,462	*
All directors, nominees, named executive officers and other statutory insiders as a group (19 persons)	1,331,175	1.06%

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock. As of March 11, 2019, there were 126,109,547 shares of Company Common Stock outstanding.

(1)

The table includes aggregate restricted stock awards as follows: (a) 16,868 shares for each of our directors, other than Mr. Ball, who joined our Board in February 2019 and does not hold any restricted stock, General Carlisle who holds 3,232 shares of restricted stock, and Mr. Harvey, who holds 19,072 shares of restricted stock; (b) the following shares of restricted stock for each NEO: Mr. Harshman, 24,531; Mr. Wetherbee, 6,943; DeCourcy 7,406; Mr. Kramer 6,558; and Mr. Sims, 7,869; and (c) 262,390 shares of restricted stock held by all directors, nominees and officers as a group. The table includes shares held jointly with the named individuals’ spouses. The table also includes 25,687 shares owned by Mr. Harshman’s spouse with respect to which Mr. Harshman disclaims beneficial ownership, and 17,500 shares previously gifted to The Harshman Family Foundation, which is an Internal Revenue Code section 501(c)(3) charitable organization. Mr. Harshman has sole investment authority with respect to the Foundation’s assets. The table does not include restricted stock units granted to our NEOs in 2017, 2018 and 2019, none of which vest within 60 days following March 11, 2019.

(2)	Mr. Ball was appointed to our Board in February 2019.

32 \    ATI 2019 Proxy Statement

MEMBERS OF ATI’S EXECUTIVE MANAGEMENT

Members of ATI’s Executive Management

The following lists our executive officers as of March 11, 2019.

Name	Biographical information

Richard J. Harshman, 62 Executive Chairman (former Chairman, President and Chief Executive Officer from May 2011 through December 2018)

Mr. Harshman was Chairman, President and Chief Executive Officer from May 2011 through December 2018, and served as President and Chief Operating Officer from 2010 until May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to 2010. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company. Mr. Harshman will retire from his role as Executive Chairman in conjunction with the 2019 Annual Meeting.

Robert S. Wetherbee, 59 President and Chief Executive Officer since January 2019

Mr. Wetherbee served as Executive Vice President, Flat Rolled Products, from January 2015 through December 2018, and prior to that, was President, ATI Flat Rolled Products beginning from April 2014 to January 2015. From March 2013 until February 2014, he was President and Chief Executive Officer of Minerals Technologies, Inc. He served as President of ATI’s tungsten materials business from 2010 through 2012, following a 29-year career with Alcoa Inc.

Patrick J. DeCourcy, 57 Senior Vice President, Finance and Chief Financial Officer since December 2013

Mr. DeCourcy was Interim Chief Financial Officer from July 2013 to December 2013. From 2011 to July 2013, he assisted ATI executive management with business integration and strategic investments. He was Senior Director, Strategic Projects and Business Integration, from March 2012 to July 2013. From 2000 to April 2010, he served as Vice President, Finance and Administration of ATI Specialty Materials.

John D. Sims, 59 Executive Vice President, High Performance Materials and Components Segment since August 2015

Mr. Sims was Executive Vice President, High Performance Components Group from September 2013 to August 2015, and President, ATI Forged Products from September 2013 to April 2014. Previously, he served as Executive Vice President, Primary Titanium Operations, and Engineered Alloys and Products beginning in February 2013. Prior to that, Mr. Sims served as Executive Vice President, Primary Metals and Exotic Alloys from May 2011 to February 2013 and President, ATI Specialty Alloys and Components from 2008 to February 2013. Previously, he was Group President, ATI Primary Metals and Exotic Alloys from February 2011 to May 2011.

Elliot S. Davis, 57 Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since May 2011	Mr. Davis was Vice President and General Counsel from 2010 to May 2011. Previously, he served as Assistant General Counsel from 2008, when he joined the Company, to 2010. Prior to that, Mr. Davis was a partner of the law firm K&L Gates LLP, where he practiced for nearly 20 years in its corporate, mergers and acquisitions and securities group.

Kevin B. Kramer, 59 Senior Vice President, Chief Commercial and Marketing Officer since February 2014

Prior to joining ATI in February 2014, Mr. Kramer was President, Stoneridge Wiring Division and Vice President of Stoneridge, Inc., from May 2012 through January 2014. Previously, Mr. Kramer worked for Alcoa, Inc. from 2004 until 2012, where he served as President, Growth Initiatives and President, Wheel and Transportation Products.

Elizabeth C. Powers, 59 Senior Vice President, Chief Human Resources Officer since November 2014

Ms. Powers served as Vice President, Human Resources and Chief Administrative Officer for Dresser-Rand Group, Inc. from 2010 until 2012 and from 2005 to 2009. She was named Vice President, Human Resources of Dresser-Rand Group in April 2004. From 2012 until she joined ATI in November 2014, Ms. Powers worked in academia. In 2009 and 2010, Ms. Powers worked in the public policy and non-profit sectors.

Karl D. Schwartz, 55 Vice President, Controller and Chief Accounting Officer since January 2016	Mr. Schwartz served as Controller and Chief Accounting Officer from May 2011 to January 2016, and Controller and Principal Accounting Officer from 2010 to May 2011. Prior to that, Mr. Schwartz was Assistant Controller beginning in 2002, when he joined the Company.

ATI 2019 Proxy Statement    / 33

Item 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Each year we ask our stockholders to approve the compensation of ATI’s named executive officers. This proposal, commonly known as a “Say On Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Personnel and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices. The Committee will consider the outcome of this vote when determining executive compensation for the remainder of 2019 and in future years.

In 2018, our Say On Pay proposal received the support of more than 96% of the shares voted at our Annual Meeting. We believe that ATI’s 2018 executive compensation is similarly and appropriately aligned with stockholder interests.

Using Executive Compensation to Create Long-Term Stockholder Value

The Committee continually reviews the compensation program for our NEOs to ensure that it achieves the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders.

When casting your Say On Pay vote, we urge you to consider:

Linking compensation to ATI performance

•  Approximately 84% of our CEO’s 2018 compensation opportunity was tied to performance and, therefore, “at risk.” Performance drives pay.

•  Our short-term cash incentive and long-term equity incentive plans are based on the attainment of business plan performance metrics, such as operating profit, EBITDA, net income, cash flow, return on capital, strategic goals, and total stockholder return relative to a peer group.

•  Payments with regard to the performance-vested components of both our annual and long-term incentive programs are made only when at least threshold performance targets are achieved.

•  As a result of the performance-driven design of our incentive compensation programs and the challenges that our business has faced in recent years, our NEOs have forfeited much of their recent target compensation, particularly awards under our long-term incentive programs, with resulting realized compensation significantly below target compensation.

Aligning compensation to stockholder interests

•  All of the long-term incentive compensation opportunities for our NEOs are equity-based.

•  The business plan performance metrics that drive our performance-vested compensation programs are metrics that we believe correlate with the achievement of sustained profitable growth.

•  Our stock ownership guidelines for senior executives denote ownership as a multiple of base salary, prescribing 6X ownership for our CEO and 100% retention until ownership guidelines are met.

34 \    ATI 2019 Proxy Statement

ITEM 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Before voting, we encourage you to read the “Compensation Discussion and Analysis” section to learn more about our executive compensation program.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Allegheny Technologies Incorporated approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders.”

ATI 2019 Proxy Statement    / 35

Executive Compensation

Compensation Discussion and Analysis

This section discusses material information relating to our executive compensation program and plans for the following executive officers of the Company:

Richard J. Harshman

Executive Chairman

Robert S. Wetherbee

President and Chief Executive Officer

John D. Sims

Executive Vice President, High Performance Materials & Components Segment

Patrick J. DeCourcy

Senior Vice President, Finance and Chief Financial Officer

Kevin B. Kramer

Senior Vice President, Chief Commercial and Marketing Officer

Messrs. Harshman, DeCourcy, Sims, Kramer and Wetherbee are collectively referred to as the “named executive officers,” or “NEOs.” Other than Mr. Harshman, who will retire in conjunction with the 2019 Annual Meeting, each of our NEOs is a member of our Executive Council, which also includes other key members of our senior management.

Table of Contents:

36 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Executive Compensation Summary

Our 2018 Business Performance

For ATI, 2018 was a year of greatly improved financial performance achieved on the foundation of our restructuring efforts and growth initiatives over the last several years. We achieved the significant majority of our objectives and clearly outperformed in several key metrics, setting the stage for sustainable, profitable growth in the future. During 2018, we:

Continued to reposition ATI as a growth-oriented aerospace and defense company.

•	Grew revenues by 15% year-over-year, to their highest levels since 2014, driven in part by a 13% increase in our HPMC segment’s sales to the aerospace and defense markets.

•	Continued to improve our next-generation jet engine product mix, with HPMC’s sales of those products up 49% compared to 2017.

Made key strides to improve the profitability of our flat rolled products business.

•	Completed the formation of our A&T Stainless joint venture and an agreement for carbon steel hot rolling conversion services, each of which is expected to improve utilization of the HRPF.

•	More than doubled FRP segment operating profit.

Maintained a solid liquidity position and strengthened our balance sheet.

•	Significantly improved cash flow from operations, ending the year with $382 million in cash on hand.

•	Ended the year with $350 million of available borrowing capacity, and no outstanding borrowings, under our revolving credit facility.

Thoughtfully invested capital to support our growth initiatives.

•	Began work at our Iso-Thermal Forging Center of Excellence in Cudahy, Wisconsin on a new iso-thermal press (our fourth) and heat-treating capacity expansion necessary to meet escalating aerospace customer demand for our highly specialized products.

•	Completed construction of our third Precision Rolled Strip manufacturing facility, part of our STAL joint venture in China.

•	Acquired the assets of Addaero Manufacturing, enhancing our existing additive manufacturing capabilities, and invested in the expansion of our titanium powder production capacity.

2018 Year End Performance Highlights

For a more detailed discussion of our business and analysis of our 2018 performance, read our 2018 Annual Report.

ATI 2019 Proxy Statement    / 37

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Pay For Performance

Paying for performance is a key attribute of ATI’s compensation philosophy. Fundamentally, ATI’s executive compensation program links compensation to the achievement of specific, predetermined financial and performance goals that further ATI’s business strategies. As such, a significant portion of our NEOs’ compensation is subject to the achievement of rigorous performance goals and, therefore, is “at risk.” The Company uses three-year performance measurement periods for all but our annual cash incentive plan in recognition of performance over a longer period of time and to mitigate compensation risk. In this way, our programs both reward actual performance and are effective in driving achievement of the Company’s underlying near and longer-term goals.

We believe that our compensation program is transparent and easy to understand, performance-driven and appropriately aligned with stockholders’ interests. Our Program:

Places significant emphasis on financial results.

•   Awards under our short-term cash incentive program to our CEO and Executive Council members are 90% contingent on ATI’s financial performance. The Personnel and Compensation Committee has the authority to reduce or eliminate the remaining 10% of these awards (which are contingent on the achievement of individual strategic goals) in order to align as closely as possible with stockholder interests.

•   70% of the long-term incentive awards to our NEOs and other senior executives are contingent on our performance over a multi-year period and include a shareholder return component to take into account our performance relative to our peers.

Aligns with our business strategies and performance.

•   Our long-term incentive program incorporates 3-year equity performance-based incentives that are aligned with our business strategies.

•   Equity awards granted to our CEO and Executive Council are weighted 70% as performance stock units that vest based on our future achievement of financial metrics reflecting our long-term strategies and outlook.

Reflects competitive
market data.

•   Compensation levels for our NEOs and other senior executives are reviewed annually in light of market benchmarking data.

•   Our long-term equity incentive plan, adopted in 2017, provides for double-trigger change in control vesting across all awards.

•   We implemented robust stock ownership guidelines for executives, officers and other top leadership positions.

2018 Pay For Performance: The compensation of our senior executives during 2018 reflects our financial results.

•

2018 Short-Term Incentive payments were above target due to strong financial performance: Our executives received short-term incentive payments under our annual incentive plan for 2018 that ranged from 135% to 179.6% of their respective target awards reflecting our strong performance and key achievements during 2018, including significant improvements in our 2018 financial performance compared to 2017.

•

Multi-year trends reflect commitment to pay for performance: Our 2018 payment of short-term incentive awards at greater-than-target levels follows near-target short-term incentive payments for 2017 and short-term incentive payments for 2016 and 2015 that were either zero or significantly below target. This trend reflects not only the many challenges facing our business during the 2015-2016 timeframe, but also the demonstrable success of our restructuring efforts and growth initiatives and the strong correlation between pay and performance inherent in our executive compensation programs.

•

Long-term Incentive results continue to reflect past challenges: Notably, as we sought to transform our business over the last several years, the results of our long-term compensation programs also contributed to below-target annual compensation for our NEOs. Specifically, a substantial portion of the long-term incentive awards granted to our NEOs for the performance periods ended in 2015, 2016 and 2017 did not vest, because the applicable performance criteria (including market performance as reflected in the total shareholder return component of certain awards) were not satisfied. As a consequence, our NEOs’ aggregate realized compensation in 2017 and for several years prior was meaningfully lower than the target total annual compensation established for each of them.

38 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Although our results improved substantially in 2018, our long-term performance awards by nature continue to reflect prior year results, with our 2016 – 2018 PSU awards settling at 39% of target for our NEOs (as described in more detail in the following table), further demonstrating our pay for performance culture.

					2016-2018 Performance Period Results
2016 – 2018 Financial Performance Goals	Relative Weighting (%)	Threshold	Target	Maximum	Actual Performance(2)	Actual Achievement (% of Goal Target)

Net Income(1)	50	$106	$243	$352	$90	0%

Return on Invested Capital	50	3.27%	4.15%	5.65%	3.66%	64.9%

						32.5%

+/- 20%TSR Modifier(3)					+20.0%	39.0%

(1)	Threshold, Target, Maximum and Actual Performance dollar amounts shown in millions.

(2)

Actual Performance includes $644 million of adjustments, net of tax at a 35% tax rate, for restructuring charges, income tax valuation allowances, work stoppage costs, goodwill impairment, debt extinguishment charges, and special project costs.

(3)

Based on the Company’s Total Shareholder Return for the 2016 – 2018 Performance Period relative to the TSR of a peer group of companies modeled after the SPDR S&P Metals and Mining ETF (XME). For more information, please see page 52.

ATI Performance Impact on NEO Compensation

Each of our NEOs received cash incentives for 2018 under our short-term incentive program, the 2018 Annual Performance Plan, at levels ranging from 135% to 179.6% of their respective target awards. The following table shows the compensation paid to each NEO based on ATI’s recent performance.

Named Executive Officer	2018 Base Salary ($)(1)	2018 Annual Performance Plan ($)(2)	2016-2018 Performance Restricted Stock Units($)(3)

Harshman	1,094,616	2,309,387	2,277,219

Wetherbee	522,981	751,419	684,768

DeCourcy	497,308	621,794	644,482

Kramer	458,654	577,134	570,649

Sims	522,981	564,987	684,768

(1)

For the first two months of 2018, the base salary rates for Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims were $1,060,000, $510,000, $480,000, $450,000 and $510,000, respectively. For the balance of 2018, their respective base salary rates were $1,100,000, $525,000, $500,000, $460,000 and $525,000.

(2)	Reflects awards ranging from 135% to 179.6% of target.

(3)

Based on ATI’s achievement of specific financial performance goals for the period from January 1, 2016 through December 31, 2018. The amounts shown reflect achievement at 39% of target, including the impact of the “TSR Modifier” component of the 2016-2018 PSU award, and a per share value of $28.92 per share, which was the average of the high and low trading prices for one share of our common stock on the NYSE on February 28, 2019.

The following comparison of target compensation to realized compensation for our NEOs demonstrates our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2018 Target	2018 Realized

Harshman	$7,030,000	$7,882,618

Wetherbee	$1,995,000	$2,426,752

DeCourcy	$1,900,000	$2,274,135

Kramer	$1,748,000	$2,008,058

Sims	$1,995,000	$2,436,877

ATI 2019 Proxy Statement    / 39

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Our Compensation Philosophy

Role of the Personnel and Compensation Committee

The Committee’s primary responsibility is to design compensation plans that support the Board’s and management’s long-term strategic vision for ATI and to ensure that those plans support ATI’s goal of creating stockholder value over the long-term. Over the last several years, the Committee has emphasized design clarity and transparency to better communicate with our stockholders and to ensure that our compensation programs are aligned with evolving best practices.

The Committee is composed of five independent, non-employee directors. The Committee has the sole responsibility to carry out ATI’s overarching policy of linking its executive compensation program to the interests of its stockholders. The Committee is responsible for determining compensation for the NEOs and other members of the management Executive Council, which currently is comprised of five members of senior management, including the CEO. The Committee also has the responsibility for oversight of the Company’s equity plans, variable compensation plans for management employees and supervising management’s implementation of those plans to ensure a continuing source of leadership and succession planning for ATI. In addition, the Committee reviews compliance with independence standards applicable to ATI’s compensation consultant.

Role of Independent Compensation Consultants

The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant retained by the Committee is responsible only to the Committee. The Committee reviews the qualifications of the consultant, including independence. The Committee re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management.

For 2018, the Committee retained Meridian Compensation Partners, LLC, a nationally recognized executive compensation consultant, for benchmarking compensation and program design and advice on a variety of compensation related matters. Meridian, which the Committee determined is independent, provides no other services to ATI. Further, because Meridian is involved only in the business of executive compensation consulting, Meridian does not attempt to sell other services to the Company.

Our Philosophy

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. The Committee has developed a balance of annual and long-term programs using diverse criteria to discourage inappropriate risk taking. For the NEOs, the program consists of base salary, an annual performance-based cash incentive, longer-term performance-based compensation opportunities and a time-based equity component that is intended to serve as a retention tool.

The Committee views the executive compensation program as a management tool that, through a detailed and quantitative target-setting process, establishes challenging financial performance goals that encourage the management team to achieve or surpass ATI’s business objectives.

The Committee has determined that the executive compensation program should:

•   pay competitively by setting overall target compensation, which is realized when performance targets are met, in line with target compensation at peer companies and other companies and industries with which ATI competes for executive talent;

•   provide performance-oriented incentive pay opportunities that are linked to the interests of stockholders by putting substantial portions of potential compensation at risk;

•   support ATI’s business strategy by tying performance goals to specific Company annual and longer-term strategic objectives; and

•   retain executives who are essential to driving ATI’s strategies and future growth.

40 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | 2019 RETENTION AWARDS

Competitive Compensation

The Committee reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies that ATI competes with for talent and skill sets in the Company’s multiple locations, or that are in our industry and serving our end markets. We use this information to help establish base compensation levels throughout the management organization at the approximate median of these groups. The incentive plans provide opportunities to earn additional amounts if performance goals are met or exceeded, but do not pay out if performance goals are not met.

Performance-Oriented and Linked to the Interests of Stockholders

The Committee believes that the more senior the manager, the larger the percentage of compensation that, over time, should be at risk. The goals and targets used across all management levels include both company-wide financial performance measures as well as pre-set goals within a particular participant’s area of responsibility. They are designed to encourage a team-oriented approach to achieving ATI profitability and strategic objectives and positioning the Company for the future challenges. The Committee scales compensation challenges and opportunities by level of responsibility and focuses performance on the measures that particular managers can most directly influence.

The Committee implements its pay-for-performance philosophy by using performance metrics that are linked to the interests of stockholders, such as operating profit, EBITDA, net income/earnings, total stockholder return, and/or strategic goals that are designed to help create stockholder value over the long-term. In 2018, performance goals focused on income, EBITDA, cash flow, and ROIC (return on invested capital). ATI’s business plans have focused on internal generation of the funds necessary for sustainable, profitable growth and both product and end market diversification.

Attract and Retain Talent

We designed our program to attract and retain a deep pool of managerial talent who share ATI’s commitment to enhancing stockholder value in the short- and longer-terms. The Committee believes that the plans and performance goals will attract, challenge, and retain superior managers experienced in ATI’s businesses and direct their efforts toward achieving specific tasks that the Board and senior management determine to be necessary for profitable growth through business cycles.

CEO Leadership Transition and 2019 Retention Awards

In view of our recent CEO leadership transition, our Personnel and Compensation Committee increased the size of the 2019 equity awards granted to certain key executives, including each of Messrs. DeCourcy, Kramer and Sims, on a one-time basis.

•	As a result, Mr. DeCourcy and Mr. Kramer each received a target award equal to 300% of his base salary and Mr. Sims received a target award equal to 350% of his base salary.

•

Consistent with our Long-term Incentive Program, these larger 2019 awards are comprised 70% of PSUs, the payment of which is contingent on the achievement of quantitative performance measures over a three-year performance measurement period, and 30% of RSUs that vest in three equal annual increments and are otherwise subject to the other terms and conditions of the Long-Term Incentive Program.

Our Personnel and Compensation Committee intends these awards to reflect ATI’s interest in establishing continued engagement, motivation and retention within the core leadership group throughout our CEO transition process and beyond.

ATI 2019 Proxy Statement    / 41

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION HIGHLIGHTS

Executive Compensation Highlights

What We Do:

  Link compensation to ATI performance. Performance drives pay. A significant portion of compensation opportunities for the NEOs is variable, meaning it is tied to performance. Cash and equity incentive plans are based on the attainment of business plan performance metrics. Payments are made only when at least threshold performance targets are achieved.

  Balanced compensation program. The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

  Compensation aligned with stockholder interests. Long-term incentive compensation opportunities for the NEOs are equity-based and tied to business plan performance metrics.

  Double trigger change in control. ATI’s current equity incentive plan, approved by our stockholders in 2017, includes double trigger change in control provisions that apply to our recent equity awards.

  Independent Compensation Consultant. Our Personnel and Compensation Committee works closely with an independent compensation consultant.

  Clawback policy. Clawback arrangements require the return of compensation to the extent that information used to calculate the achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

  Robust Stock Ownership Guidelines for Directors and Executive Management. Our stock ownership guidelines for management include 6X base salary ownership for the CEO and require 100% retention until ownership guidelines are met.

  Limits on severance arrangements. In 2016, we adopted a policy that limits future severance arrangements to 2.99X base salary.

  Board compensation risk oversight.

What We Don’t Do:

X  No employment agreements for executive officers.

X  No excise tax gross-ups in change in control agreements.

X  Executive perquisites. We do not have executive perquisites such as personal air travel, club dues or tax gross-ups.

X  No hedging transactions or pledging of ATI stock by officers and directors. We prohibit officers and directors from hedging or pledging ATI stock.

X  No repricing of awards. No previously granted awards can be repriced or surrendered in exchange for new awards.

42 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

Compensation Setting Process

Setting Compensation Levels and Opportunities

This section explains the Committee’s multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below, and description that follows, summarizes the analyses involved in this process:

Review of Annual and Long-Term Business Plans
Nov. – Feb.	Responsibility/Purpose: Board/management; Aligning incentive compensation with business objectives	How It’s Used: To support determination of performance targets in incentive plans
Individual Performance Assessments
Nov. – Feb.	Responsibility/Purpose: Committee; Executive feedback; Evaluating individual performance of CEO and Executive Council (EC) members (for EC members, based on CEO input)	How It’s Used: To determine short-term incentive award payments for the award period that recently ended and to assist in setting individual award opportunities for the next year/ award cycle
Company Achievement of Performance Goals
Jan. – Feb.	Responsibility/Purpose: Committee/ management; Determining award payments based on Company performance in completed performance periods	How It’s Used: Considered when determining appropriate performance goals for upcoming periods
Market and Peer Analysis
Nov. – Feb.	Responsibility/Purpose: Compensation consultants; Setting pay for our executives	How It’s Used: To set competitive base pay and short- and longterm incentive targets and compensation opportunities for the next year/award cycle
Pay and Performance Analysis
Ongoing	Responsibility/Purpose: Publicly available financial and compensation information; Evaluating pay and performance to validate individual compensation plans that were established in February	How It’s Used: To assess achievement under the incentive plans relative to Company and peer performance
Tally Sheets
Ongoing	Responsibility/Purpose: Compensation consultants; Internal compensation and benefits data; Evaluating total remuneration and internal pay equity of our executives

How It’s Used:

To evaluate the total remuneration and projected payments to the NEOs under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustments to our compensation plans or programs, or an individual’s pay package, is necessary

Stockholder Outreach
Ongoing	Responsibility/Purpose: Board/management; To obtain stockholder feedback on concerns and questions relating to plan design and performance	How It’s Used: To understand expectations of investors and monitor trends in executive compensation from the perspective of stockholders. Used to evaluate compensation policies, practices and plans.

ATI 2019 Proxy Statement    / 43

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

Near the end of each year, the Board (including members of the Committee) reviews ATI’s annual and long-term business and strategic plans with management. During the first quarter of the following year, the Committee reviews the Company’s year-end financial results and, based on its assessment of ATI’s achievement of the predefined financial goals and objectives, determines the extent to which awards with performance measurement periods that concluded at the end of the previous year are payable.

During the first quarter of each fiscal year, the Committee authorizes compensation programs for the year and establishes specific financial performance goals for the performance period or periods applicable to awards under such programs in light of the Board approved business and strategic plans.

The Committee considers which incentive plans, award levels and performance goals would optimize the achievement of ATI’s future business objectives without introducing systemic risk driven by the executive compensation program. The Committee solicits the views of its advisors as to whether the plans under consideration reflect and support achievement of the Company’s short-term and long-term business objectives and strategies. The Committee also approves individual participation levels in the compensation plans for the CEO and members of the management Executive Council and directs executive management to establish participation levels in the plans for other eligible employees within the guidelines given by the Committee. Generally, all prospective compensation opportunities under the long-term compensation plans are made at the Committee’s February meeting.

Internal Pay Equity

Using market data, our independent compensation consultant advises the Committee on relative compensation among the Executive Council members, including the NEOs. In recognition of his ultimate management responsibility as Chairman, President and CEO, base pay and compensation opportunities are significantly greater for the CEO than for the other NEOs. As a result, the Committee considers the ratios of CEO compensation opportunities and the compensation opportunities of each of the other NEOs in setting compensation opportunities. The ratio of the 2018 total realized compensation for Mr. Harshman, Chairman, President and Chief Executive Officer, compared to the average of the compensation of the other NEOs, as reflected in the Total Realized Compensation Table, is approximately 3.45:1.

Benchmarking Peer Group

The Committee considers, with information provided by the compensation consultant, compensation practices across a peer group of manufacturing companies. The Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The Committee also uses information regarding compensation practices across a broader survey of manufacturing companies as a check against the peer group information. Annually, the Committee reviews the composition of its peer group to ensure that the companies constituting the peer group remain relevant and provide meaningful comparisons for compensation and business purposes. ATI believes that there are no other public companies that engage in the full range of the Company’s specialty materials and components manufacturing, fabrication, marketing and distribution. Therefore, the Committee’s independent compensation consultant developed the following criteria to guide the selection of peer companies for benchmarking compensation. Specifically, peer companies should: 1) be competitors for business and/or executive talent and be primarily from the metals industry or adjacent sectors; 2) have stock prices reasonably correlated with ATI over the past five years indicating sensitivity to similar external market influences and 3) be reflective of the general complexity and business orientation of ATI, including with respect to global footprint, product lines and foreign competition. Generally, the peers selected have:

•   Revenues that approximate 50% to 200% of ATI’s with some flexibility;

•   Capital intensive businesses as indicated by lower asset turnover ratios (i.e., 0.5 to 1.5);

•   Higher stock price volatility, or “beta” (i.e., greater than 1.0);

•   Market capitalization reasonably aligned with ATI; Some flexibility for outliers that may be aligned from different perspectives (i.e., revenues, competition); and

•   Similar number of employees.

44 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

As a result, for performance measurement periods under the executive compensation plans beginning on January 1, 2018, the Benchmarking Peer Group consists of the following companies:

($millions) Company	Revenue Actual FY2018	Total Assets FY2018	Market Capitalization 12/31/2018	Employees	Asset Turnover	Beta 12/31/2018
Steel Dynamics Inc.	$11,822	$7,704	$6,896	8,200	1.62	0.99
Reliance Steel & Aluminum Co.	$11,535	$8,045	$5,013	15,600	1.46	1.03
Oshkosh Corporation	$7,923	$5,030	$4,327	15,000	1.59	1.21
AK Steel Holding Corporation	$6,818	$4,516	$710	9,500	1.52	1.70
Terex Corporation	$5,125	$3,486	$2,032	11,700	1.48	1.24
Commercial Metals Company	$4,845	$3,709	$1,884	8,900	1.47	1.44
Wabtec Corporation	$4,364	$8,649	$6,787	18,000	0.57	1.27
Worthington Industries, Inc.	$3,808	$2,562	$1,984	12,000	1.48	1.24
The Timken Company	$3,581	$4,445	$2,868	17,477	0.91	1.33
Crane Co.	$3,346	$4,043	$4,291	12,000	0.88	1.05
Valmont Industries, Inc.	$2,757	$2,530	$2,451	10,328	1.07	1.07
Trinity Industries Inc.	$2,509	$7,989	$3,012	11,515	0.29	0.98
Schnitzer Steel Industries, Inc.	$2,445	$1,109	$565	3,575	2.33	0.82
Kennametal Inc.	$2,428	$2,531	$2,732	10,500	0.97	1.48
Carpenter Technology Corp.	$2,319	$3,162	$1,687	4,800	0.76	1.46
SPX FLOW, Inc.	$2,090	$2,552	$1,294	7,000	0.80	1.34
25th Percentile	$2,493	$2,560	$1,835	8,725	0.86	1.04
Median	$3,695	$3,876	$2,592	11,008	1.27	1.24
75th Percentile	$5,548	$5,698	$4,300	12,750	1.49	1.36
ATI	$4,047	$5,502	$2,736	8,800	0.76	1.39
Percentile	56%	75%	54%	26%	13%	77%

Source: Standard & Poor’s Capital IQ Database (Compustat financials)

Data represents each company’s fiscal year, which may not align with ATI’s fiscal year end of December 31

The peer group used for measuring the Company’s relative total stockholder return (“TSR Peer Group”) is different from the benchmarking peer group. The TSR Peer Group companies, though having a range of sizes, all remain aligned with ATI on the basis of relative similarity to one or more of the aspects of the Company’s businesses. These companies compete in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets are similar to ATI. For further information, please see page 52.

Monitoring of Performance and Progress Throughout the Year

The Committee meets regularly during the year to monitor the Company’s performance as well as the individual performance of members of our management Executive Council, relative to the incentive plan goals. At these meetings, the Committee is provided with current financial data and with internal status reports on key performance measures. The Committee uses this information to:

•	assess management’s interim progress toward achieving the predetermined performance goals and the potential payouts under the various executive compensation plans; and

•	assist in the evaluation of whether the compensation plans continue to support and direct performance as required to achieve the Company’s business goals.

Members of management attend portions of these meetings. The Committee also meets with its outside compensation and other advisors during non-management executive session in order to ensure independent feedback on all compensation-related matters.

ATI 2019 Proxy Statement    / 45

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

2018 Executive Compensation Program

Our executive compensation program for 2018 consists of the following elements for our NEOs:

	Plan	Purpose	Relevant Performance Metric and Description
ANNUAL/SHORT TERM INCENTIVE	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	FIXED
	2018 Annual Performance Plan	To provide performance-based annual cash award for ATI and business unit performance to motivate and reward key employees for achieving our short-term business objectives and drive performance.	Mix of metrics, including: • ATI/ Segment EBITDA • Cash flow • Strategic/Individual goals	VARIABLE
LONG- TERM INCENTIVE	Long-Term Incentive Plan: Performance Stock Units (“PSUs”) (70%)	To provide performance-based equity compensation in the form of restricted stock units to drive ATI’s earnings and retain key managers.

Awards vest at the end of a three-year performance period based on achievement of specified goals tied to:

•   Net Income (50%)

•   Return on Invested Capital (50%)

•   20% +/- TSR modifier for Executive Council and other leadership participants.

	Long-Term Incentive Plan: Restricted Stock Units (“RSUs”) (30%)	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.

The RSUs are time-vested awards that generally vest in equal annual installments on the first three anniversaries of the applicable grant date, subject to the award recipients continued employment by the Company.

While our legacy long-term incentive programs continued to impact the compensation realized by our NEOs in 2018, base salary and incentive award opportunities for 2018 further reflected both the underlying approach and goals of our current program, which we substantially redesigned in 2016, the challenges that our business faced in recent years and our ongoing success in addressing those challenges, as reflected in our significantly improved financial performance and achievement of other key objectives in 2018. Specifically, for 2018:

•

Base salaries for the CEO and other NEOs, which largely were held at the same level from 2015 through 2017, increased (compared to 2017) 3.77% for Mr. Harshman, 2.94% for Mr. Wetherbee, 4.17% for Mr. DeCourcy, 2.22% for Mr. Kramer and 2.94% for Mr. Sims, in each case based on market median data for their respective positions.

•

Our incentive programs promote our “one ATI” philosophy by placing greater emphasis on financial metrics that measure total ATI performance, rather than segment or individual results, for all participants.

•

Our incentive programs are heavily weighted toward performance-contingent awards, particularly for NEOs. Short-term incentive awards to our NEOs for 2018 were 90% contingent on total ATI and (as applicable) segment financial performance and 70% of each 2018 long-term incentive award is performance-vested.

•

Long-term incentive awards continued to reflect the substantial reduction in target awards (compared with prior years) implemented in 2016 in connection with the redesign of our overall executive compensation program. Our CEO’s target long-term award opportunity was 320% of base salary for 2016 and 350% of base salary for 2017 and 2018, compared to 400% for 2015. Target opportunities for our other NEOs remained unchanged compared to 2017 and reflect 2016 target reductions that ranged from 20%-33%. Additionally, since 2016, our awards have been weighted to more heavily emphasize performance-vested shares compared to prior year awards. Specifically, for 2018:

•	The PSUs awarded at target as a percentage of base salary were 245% for the CEO and 140% for each other NEO; and

•	The RSUs awarded at target as a percentage of base salary were 105% for the CEO and 60% for each other NEO.

Although his target award opportunity did not change for 2018, in recognition of his leadership and of the Company’s improving performance, Mr. Harshman received a one-time incremental award with a value of $790,000 and subject to the same vesting schedule and other terms and conditions applicable to his regular annual long-term incentive award.

46 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

The pie charts below show the mix of aggregate NEO compensation by type, form, and length, at target for 2018:

2018 Annual Performance Plan (“APP”)

Adopted in connection with our 2016 clean-sheet redesign effort, the APP is a short-term cash incentive plan in which approximately 400 key employees (including the NEOs) participate. For Executive Council members, 90% of the performance goals are based on financial metrics, and 10% on strategic/individual goals, as described below.

Financial Metrics For Corporate participants (including our CEO):

Financial Metrics For Business Segment NEOs:

Performance Criteria. The performance goals for the 2018 APP were set in February 2018 based on ATI’s business and operations plans for 2018. Corporate-wide goals are established in a bottom-up process through which each business unit’s business plan and business conditions are separately reviewed in setting targets, as are the expectations for other performance factors at each business unit. The performance goals include a mix of financial targets and strategic and/or individual performance goals.

Level of Difficulty. The Committee sets the APP metrics so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout.

ATI 2019 Proxy Statement    / 47

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

Award Opportunities. The opportunities for the NEOs under the APP are granted at “threshold,” “target” and “maximum” levels expressed as a percentage of base salary and based on predetermined levels of performance. The Committee sets the potential award ranges as percentages of base salary (the “annual incentive percentage”) for each NEO using comparative market data provided by the compensation consultant. In general, our short-term incentive program is designed so that the payout associated with achieving threshold performance is equal to 50% of target while the payout associated with achieving the maximum performance level is capped at 200% of target. No payout with respect to the financial performance component is earned for performance below the threshold level.

	Annual Incentive Percentage
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Harshman	0%	65%	130%	260%
Other NEOs	0%	40%	80%	160%

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Formula

Base Salary Earned for the Year Ended December 31, 2018	x	Target Annual Incentive Percentage	x	Performance Achievement (0-200%)	=	Annual Incentive Payout ($)

2018 Target and Earned Amounts For Each NEO:

	At Target (100%)		Actual
Named Executive Officer	Target (% of Base Salary)	Target Dollar Amount ($)	Actual Weighted Achievement (% of Target)	Earned/Paid Cash Award ($)
Harshman	130	1,423,000	162.3	2,309,387
Wetherbee	80	418,385	179.6	751,419
DeCourcy	80	397,847	156.3	621,794
Kramer	80	366,924	157.3	577,134
Sims	80	418,385	135.0	564,987

48 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

2018 Performance Goals and Achievement Levels for the Named Executive Officers:

Messrs. Harshman, DeCourcy and Kramer:

The 2018 APP awards for Messrs. Harshman, DeCourcy and Kramer were determined by (a) total ATI performance relative to the financial metrics and (b) each such executive’s individual performance relative to strategic and/or individual goals, in each case established at the inception of the awards in February 2018. The following tables describe the relative weighting of each metric and the individual goals, as well as ATI’s and each executive’s relative level of achievement for the year:

		(millions)

Financial Performance Goals	Relative Weighting (%)	Threshold	Target	Maximum	2018 Actual Performance(a)	2018 Actual Achievement (% of Goal Target)
ATI EBITDA	60	$281	$432	$540	$506.7	137.1%
ATI Cash Flow	30	$234	$263	$288	$396.7	200.0%
	90%					158.1%

(a)

Actual 2018 APP Award performance included certain adjustments to both the EBITDA and Cash Flow metrics, including a $7.9 million EBITDA adjustment to exclude a portion of the joint venture deconsolidation gain recognized in connection with the formation of our A&T Stainless joint venture and EBITDA and Cash Flow adjustments of $9.5 million and $3.9 million, respectively, related to that joint venture’s 2018 results.

Aggregate Performance	Financial Performance Goals (90%)	Strategic/Individual Goals (10%)	Total 2018 Achievement (%)	Total 2018 Achievement ($)
Harshman	158.1%	200%	162.3%	$2,309,387
DeCourcy	158.1%	140%	156.3%	$621,794
Kramer	158.1%	150%	157.3%	$577,134

Mr. Sims:

The 2018 APP award for Mr. Sims was determined by the achievement of goals relevant to both total ATI performance and performance of the HPMC segment, as well as his performance relative to individual strategic goals. Mr. Sims’ 2018 earned award was at 135.0% of target, resulting in an award of $564,986 as described in the following table:

Performance Goals	Relative Weighting (%)	2018 Actual Performance(a ($ in millions)	2018 Actual Achievement (% of Goal Target)
ATI EBITDA	30	$506.7	137.1
HPMC EBITDA	30	$442.1	114.8
HPMC Cash Flow	30	$327.3	139.8
Individual/Strategic Goals	10		175.0
	100%		135.0%

(a)

Actual 2018 APP Award performance included the adjustments to the ATI EBITDA metric described above and a HPMC Cash Flow adjustment to exclude the impact of $7.0 million in early payments associated with certain capital projects.

ATI 2019 Proxy Statement    / 49

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

Mr. Wetherbee:

The 2018 APP award for Mr. Wetherbee was determined by the achievement of goals relevant to both total ATI performance and performance of the FRP business, as well as his performance relative to individual strategic goals. Mr. Wetherbee’s 2018 earned award was at 179.6% of target, resulting in an award of $751,419 as described in the following table:

Performance Goals	Relative Weighting (%)	2018 Actual Performance(a) ($ in millions)	2018 Actual Achievement (% of Goal Target)
ATI EBITDA	30	$506.7	137.1
FRP EBITDA	30	$ 88.1	200.0
FRP Cash Flow	30	$ 81.1	200.0
Individual/Strategic Goals	10		185.0
	100%		179.6%

(a)	Actual 2018 APP Award performance included the adjustments to the ATI EBITDA metric described above.

For further information about ATI financial performance, please see ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.

Long-Term Incentive Plan (“LTIP”)

For our NEOs, 70% of the aggregate award under the long-term incentive portion of our redesigned compensation program, the Long-Term Incentive Plan, or “LTIP,” is performance-based and entirely contingent on the achievement of quantitative performance measures, while the remaining 30% of the LTIP award is time-based to provide retention incentives. Specifically, the LTIP consists of two components, including performance stock units (“PSUs”) that cliff vest based on the achievement of quantitative financial performance metrics over a three-year performance period and restricted stock units (“RSUs”) that vest in three equal annual installments, provided that the recipient remains employed by ATI on the applicable vesting date.

Vehicle	Performance Metric	Vesting	Payout Ranges

Performance Stock Units (70%)	• Income 50% • Return on Invested Capital 50% • h or ¯ TSR Modifier of 20% for Executive Council members and leadership level participants	3-Year performance period

For each Performance Metric*

Threshold = 50% of Target

Target = 100%

Maximum = 200% of Target*

* Resulting minimum payout is 25% of the aggregate target award (i.e., when minimum performance is achieved for one Performance Metric, but not the other). At the inception of the award period, the Committee can reduce the threshold and maximum payout levels at their discretion.

Restricted Stock Units (30%)	N/A	3-Year Ratable Vesting

Individual opportunities under the LTIP are granted at Threshold, Target and Maximum levels, which are expressed as a percentage of base salary.

50 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | 2018 EXECUTIVE COMPENSATION PROGRAM

Performance Stock Units:

PSUs will vest to the extent that cumulative earnings (defined as income from continuing operations attributable to ATI) and ROIC (defined as net operating profit after taxes divided by average invested capital) meet or exceed a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three-year performance measurement period. ROIC performance is averaged over the three-year performance measurement period. Whether the income or ROIC performance goals are met, and the extent to which the PSUs comprising a particular award vest, will be determined by the Personnel and Compensation Committee at the end of each three-year performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends are accumulated or paid on the PSUs.

Total Shareholder Return Adjustment. If the Committee determines that the income and ROIC goals for the 2018-2020 performance measurement period meet or exceed Threshold, the number of shares earned by NEOs may be increased or decreased by up to an additional 20% based on the Company’s TSR relative to the TSR of a peer group of companies, as follows:

For 2018 awards, we used a peer group modeled after the SPDR S&P Metals and Mining ETF (XME) as our TSR peer group.

Restricted Stock Units:

RSUs granted under the LTIP vest in equal annual installments on each of the first three anniversaries of their grant date, as long as the award recipient remains an employee of the Company on the relevant vesting date. If and when vested, each RSU converts into a share of Company common stock. No dividends accumulate or are paid on the RSUs.

Legacy Awards

In 2014 and 2015, the Company issued equity awards under certain legacy long-term equity incentive plans, including the Performance/ Restricted Stock Program (“PRSP”) and another separate long-term incentive plan, both of which were discontinued beginning in 2016, when they were replaced with our existing long-term incentive programs, with no new awards are being made under either plan. However, because the terms of awards under the PRSP included multi-year performance and/or vesting schedules, legacy PRSP awards continued to impact the compensation realized by our NEOs in 2018 and likewise are expected to affect annual realized compensation for one or more of our NEOs through 2020.

Under the PRSP, shares of performance-vested restricted stock were awarded to participants at the beginning of a three-year performance measurement period. Under the terms of the award, one-half of the stock-based award would vest, if at all, only upon ATI’s achievement of predetermined performance criteria for the applicable three-year performance period, while the remaining half of the award would upon the earlier of (i) five years from the date of grant, if the participant remained employed by the Company on that date (or if the participant had retired, died or become disabled), or (ii) the last day of the applicable three-year performance period, if the performance criteria were attained during the performance period.

As noted in the Company’s proxy statements for its 2017 and 2018 Annual Meetings, one-half of each of the 2014-2016 and 2015-2017 awards were forfeited based on the Company’s financial performance during the applicable performance period. The remaining half of the 2014 award vested in February 2019, and the remaining half of the awards granted in 2015, the last year for which awards were made under the PRSP program, will vest in early 2020, in each case for NEOs who received such awards and remain employed by ATI at that time or have retired, died or become disabled.

ATI 2019 Proxy Statement    / 51

COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

Other Compensation Policies

Employment Agreements; Change in Control Agreements.

ATI does not have any employment agreements with its NEOs.

The Company has change in control agreements with each NEO and certain other executives that provide for severance payments to each such executive in the event he or she is terminated from his or her position in connection with a change in control, as defined in and provided by the agreements. These change in control agreements do not include an excise tax gross-up provision. The change in control agreements are intended to better enable ATI to retain the NEOs in the event that it is the subject of a potential change in control transaction. Based on past advice from its compensation consultant, the Committee believes that the potential payments under these agreements are, individually and in the aggregate, in line with competitive practices.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Adherence to Ethical Standards; Clawback Policy

Incentive awards (paid in cash or equity) are conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics, which are published on our website ATImetals.com. We have clawback agreements with each member of the management Executive Council, including the NEOs, that provide for the return of compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect (including but not limited to circumstances under which any such inaccuracy results in a financial restatement).

Pension and Retirement Plans

ATI maintains qualified defined benefit pension plans, which have a number of benefit formulas that apply separately to various groups of employees and retirees. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in collectively bargained employment arrangements. Also, effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. The Company continues to sponsor a qualified defined contribution plan and a non-qualified defined contribution restoration plan aimed at restoring the effects of limitations on defined contribution accruals imposed by the Code. For more information regarding the pension plans of the NEOs, see the Pension Benefits table and accompanying narrative.

Perquisites

ATI does not generally provide our executives with perquisites, such as the personal use of corporate aircraft without reimbursement to the Company, payment of club membership dues or tax reimbursement arrangements. ATI does provide a parking benefit to the NEOs who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

Tax Deductibility of Compensation Expense.

In evaluating compensation program alternatives, the Committee considers, among other factors, the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code, which generally places a $1 million limit on the amount of compensation paid to certain executive officers that a company can deduct in any one year. At the time that the Committee made some of the compensation decisions that impacted the 2018 realized compensation paid to our NEOs, and prior to 2018 changes to Section 162(m), compensation that was performance-based and provided under a stockholder-approved plan generally was exempt from the calculation of the $1 million deduction limit and was therefore deductible. Consequently, certain pre-2018 incentive opportunities established by the Committee for our executive officers were designed in a manner intended to be exempt from Section 162(m)’s deduction limitation, because they are paid based on achievement of pre-determined performance goals established by the Committee pursuant to our stockholder-approved equity incentive plan.

52 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed, effective for tax years beginning after December 31, 2017. As a result, despite the Committee’s efforts to structure annual cash incentives and PSUs in a manner intended to be exempt from Section 162(m) and therefore deductible, no assurance can be given that performance-based compensation that was intended to be deductible will in fact be deductible for federal tax purposes because of ambiguities and uncertainties as to the future application and interpretation of Section 162(m), including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption of performance based compensation from the deduction limit.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes. ATI’s pay-for-performance philosophy is a key tenant of our executive compensation programs, and performance-based compensation is therefore likely to remain a central component of our overall executive compensation structure, irrespective of the extent to which such compensation may continue to be deductible for federal income tax purposes.

No Hedging or Pledging of Stock

ATI policy prohibits directors, officers and key employees from engaging in publicly traded options and hedging transactions with regard to ATI securities. ATI policies also prohibits our officers and directors from pledging ATI stock to secure personal loans.

Stock Ownership Guidelines

The Company maintains the following robust stock ownership guidelines for its executives, including the NEOs. These guidelines are designed to further link these executives’ interests with the interests of stockholders generally:

Chief Executive Officer	6X Base Salary
Executive Vice Presidents and Chief Financial Officer	3X Base Salary
Senior Vice Presidents	2X Base Salary

Executives are required to retain 100% of the after-tax value of shares issued upon the vesting of equity awards until the ownership requirement is satisfied.

We adopted our current guidelines in 2016, transitioning from using a fixed number of shares as the method of determining ownership to targeting a multiple of base salary, which we believe requires a meaningful level of ownership for all NEOs, even during the cyclicality in our markets and declining stock prices.

Each executive subject to the guidelines has until the later of February 25, 2021 or five years from the date of his or her promotion to one of the designated positions, as the case may be, to meet the guideline applicable to his/ her position. Accordingly, our CEO and each other NEO currently meets his ownership obligations under the guidelines.

2018 NEO Stock Ownership Guidelines Compliance

ATI 2019 Proxy Statement    / 53

COMPENSATION DISCUSSION AND ANALYSIS | 2018 TOTAL REALIZED COMPENSATION

Total Realized Compensation

When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below. Total realized compensation has been meaningfully lower than target for each of our NEOs for the last several years. For example, for 2017, Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims received total realized compensation equal to 58.9%, 70.8%, 73.5%, 71.4% and 73.4% of their 2017 target compensation levels, respectively, and for 2016, received 51.6%, 42.0%, 66.3%, 80.3% and 82.4% of target, respectively. In contrast, the below comparison of 2018 target compensation to realized compensation for our NEOs reflects our significantly improved year-over-year financial performance in 2018. These multi-year trends demonstrate our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2018 Target Compensation	2018 Total Realized Compensation	% Above Target Realized

Harshman	$7,030,000	$7,882,618	12%

Wetherbee	$1,995,000	$2,426,752	22%

DeCourcy	$1,900,000	$2,274,135	20%

Kramer	$1,748,000	$2,008,058	15%

Sims	$1,995,000	$2,436,877	22%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2018 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2018 Summary Compensation Table)

+

the value realized in 2018 from shares earned under the time-vested portion of the awards granted under our 2013-2015 PRSP program and the portion of shares awarded under our 2016 and 2017 Long-Term Incentive Programs that vested in 2018 (as reflected in the Options Exercised and Stock Vested Table)

54 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION COMMITTEE REPORT

Compensation Committee Report

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on this review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2019 Proxy Statement. The Committee furnishes this Report for inclusion in the 2019 Proxy Statement and recommends its inclusion in ATI’s Annual Report on Form 10-K.

Submitted by:

PERSONNEL AND COMPENSATION COMMITTEE,

Members:

James E. Rohr, Chairman

Leroy M. Ball

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

ATI 2019 Proxy Statement    / 55

COMPENSATION DISCUSSION AND ANALYSIS | SUMMARY COMPENSATION TABLE FOR 2018

Summary Compensation Table for 2018

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer, each of the other three most highly compensated executives who were serving as executive officers as of December 31, 2018.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Richard J. Harshman	2018	1,094,616	—	4,735,039	2,309,387	—	240,211	8,379,253

Executive Chairman	2017	1,060,000	—	3,973,181	1,255,570	859,126	117,704	7,265,581

	2016	1,060,000	—	3,438,446	—	211,890	160,618	4,870,954

Robert S. Wetherbee	2018	522,981	—	1,104,837	751,419	—	90,703	2,469,940

President and Chief Executive	2017	510,000	—	1,092,351	412,488	34,696	56,065	2,105,600

Officer	2016	500,714		1,033,956	40,000	15,669	57,968	1,648,307

Patrick J. DeCourcy	2018	497,308	—	1,052,202	621,794	—	92,109	2,263,413

Senior Vice President, Finance	2017	480,000	—	1,028,105	407,040	88,421	55,504	2,059,070

and Chief Financial Officer	2016	480,000	—	973,147	38,400	38,707	69,892	1,600,146

Kevin B. Kramer	2018	458,654	—	968,033	577,134	—	80,587	2,084,408

Senior Vice President, Chief	2017	446,346	—	963,836	371,360	—	49,933	1,831,475

Commercial & Marketing Officer	2016	425,000	150,000	861,638	29,750	—	60,884	1,527,272

John D. Sims	2018	522,981	—	1,104,837	564,987	—	90,364	2,283,169

Executive Vice President, High	2017	510,000	—	1,092,351	414,120	322,100	76,333	2,414,904

Performance Materials &	2016	510,000	—	1,033,956	265,200	145,533	84,803	2,039,492

Components segment

(1)	Through December 31, 2018, Mr. Harshman served as Chairman, President and Chief Executive Officer, and Mr. Wetherbee as Executive Vice President, Flat Rolled Products Group.
(2)	Reflects actual amounts of base salary paid in 2018.
(3)

Stock awards: The values in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of awards made under the Company’s LTIP in 2018. For our NEOs, the 2018 LTIP awards were comprised 70% of PSUs and 30% of time-vested RSUs. The PSUs vest based on performance over a three-year performance period relative to predetermined metrics. The RSUs vest over three years based on employment service, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Grant date fair values of the awards are calculated based on the expected outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2018 amounts for each NEO would be as follows: Mr. Harshman, $8,120,094; Mr. Wetherbee, $1,894,682; Mr. DeCourcy, $1,804,411; Mr. Kramer, $1,660,081; and Mr. Sims, $1,894,682. Fair values for the PSU awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time horizons matching the PSU performance measurement period. The per share fair value of PSU awards made to the NEOs in 2018 was $28.73. The fair value of nonvested restricted stock unit awards, or RSUs, are measured based on the stock price at the grant date. For the 2018 RSU awards, the values were calculated using the average of the high and low trading prices of the Company’s common stock on the date of grant (February 20, 2018), which was $26.74. See Note 14 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for further information.

(4)	Non-equity Incentive Plan Compensation: Consists of performance-based (and not discretionary) cash awards paid under the 2018 APP.
(5)

Changes in Pension Value and Non-Qualified Deferred Compensation Earnings: The amounts reflect the actuarial change in the present value of the NEO’s benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in contractual employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. In 2018, the discount rate used was 4.40% and had the effect of decreasing the pension benefit to the NEOs.

(6)

All Other Compensation: The values of any perquisites are calculated based on the aggregate incremental cost to the Company. The Company does not provide perquisites or personal benefits of air travel or club memberships, or tax reimbursements relating to perquisites or personal benefits. Please see the All Other Compensation Table for 2018 that follows for additional information.

56 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | ALL OTHER COMPENSATION FOR 2018

All Other Compensation for 2018

Amounts in the “All Other Compensation Column” include the following:

Name	Nonqualified Defined Contribution Plans ($)(1)	Contributions made by the Company to 401(k) and Other Defined Contribution Plans ($)	Insurance Premiums ($)	Other ($)(2)	Total ($)

Harshman	198,204	25,063	15,444	1,500	240,211

Wetherbee	57,067	27,125	5,010	1,500	90,703

DeCourcy	65,235	20,679	4,696	1,500	92,109

Kramer	47,576	27,125	4,386	1,500	80,587

Sims	57,214	27,125	5,005	1,020	90,364
(1)

Amounts relate to the Defined Contribution Restoration Plan. Under the Defined Contribution Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion preceding the Non-Qualified Deferred Compensation Table.

(2)	Amounts are for parking. The parking benefit for the NEOs who work at corporate headquarters is provided on the same terms as to a broader group of corporate employees.

ATI 2019 Proxy Statement    / 57

COMPENSATION DISCUSSION AND ANALYSIS | GRANTS OF PLAN-BASED AWARDS FOR 2018

Grants of Plan-Based Awards for 2018

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Plan-Based Equity Awards ($)(2)
Name	Description(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Harshman	APP		711,501	1,423,001	2,846,002

	RSU	2/20/2018							50,495			1,349,984

	PSU	2/20/2018				29,456	117,823	235,646				3,385,055
	Total		711,501	1,423,001	2,846,002	29,456	117,823	235,646	50,495			4,735,039

Wetherbee	APP		209,193	418,385	836,770

	RSU	2/20/2018							11,782			314,992

	PSU	2/20/2018				6,873	27,492	54,984				789,845
	Total		209,193	418,385	836,770	6,873	27,492	54,984	11,782			1,104,837

DeCourcy	APP		198,923	397,846	795,692

	RSU	2/20/2018							11,221			299,993

	PSU	2/20/2018				6,546	26,182	52,364				752,209
	Total		198,923	397,846	795,692	6,546	26,182	52,364	11,221			1,052,202

Sims	APP		209,183	418,385	836,770

	RSU	2/20/2018							11,782			314,992

	PSU	2/20/2018				6,873	27,492	54,984				789,845
	Total		209,183	418,385	836,770	6,873	27,492	54,984	11,782			1,104,837

Kramer	APP		183,462	366,923	733,846

	RSU	2/20/2018							10,323			275,985

	PSU	2/20/2018				6,022	24,088	48,176				692,048
	Total		183,462	366,923	733,846	6,022	24,088	48,176	10,323			968,033

(1)	Represents the Company’s Annual Performance Plan and Long-Term Incentive Plan, consisting of Performance Stock Units (PSU) and time-vested Restricted Stock Units (RSU).

(2)

The values in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the “Stock Awards” column in the Summary Compensation Table.

58 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2018

Outstanding Equity Awards at Fiscal Year-End for 2018

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Harshman	2/26/2014	24,027	523,068

	2/25/2015	23,483	511,225

	2/25/2016	28,884	627,934

	2/23/2017	38,169	830,939

	2/23/2017			133,591(4)	2,908,276

	2/20/2018	50,495	1,099,726

	2/20/2018			117,823(5)	2,565,007
		165,018	3,592,442	251,414	5,473,283
Wetherbee	4/01/2014	3,973	86,492

	2/25/2015	6,646	144,683

	2/25/2016	8,673	188,811

	2/23/2017	10,494	228,454

	2/23/2017			36,728(5)	799,569

	2/20/2018	11,782	256,494

	2/20/2018			27,492(5)	598,501
		41,568	904,934	64,220	1,398,070
DeCourcy	2/26/2014	6,888	149,952

	2/25/2015	7,089	154,328

	2/25/2016	8,163	177,709

	2/23/2017	9,877	215,022

	2/23/2017			34,568(4)	752,545

	2/20/2018	11,221	244,281

	2/20/2018			26,182(5)	569,982
		43,238	941,292	60,750	1,322,527
Kramer	2/26/2014	6,407	139,480

	2/25/2015	6,277	136,650

	2/25/2016	7,228	157,354

	2/23/2017	9,259	201,568

	2/23/2017			32,407(4)	705,500

	2/20/2018	10,323	224,732

	2/20/2018			24,088(5)	524,396
		39,494	859,784	56,495	1,229,896
Sims	2/26/2014	7,929	172,614

	2/25/2015	7,532	163,972

	2/25/2016	8,673	188,811

	2/23/2017	10,494	228,454

	2/23/2017			36,728(4)	799,569

	2/20/2018	11,782	256,494

	2/20/2018			27,492(5)	598,501
		46,410	1,010,345	64,220	1,398,070

(1)

This table relates to shares of (i) performance/restricted stock awarded under the PRSP and (ii) awards under the current LTIP, including time-vested RSUs granted in 2016, 2017 and 2018, which vest ratably in one-third increments over a three-year period, and performance-vested awards, or PSUs, for the performance measurement periods ending in 2018, 2019 and 2020. Half of the PRSP shares awarded in each of the years 2014 and 2015 were forfeited after three years because the Company did not meet the cumulative net income target for that performance period; the remaining one-half of the 2014 award vested on February 26, 2019 and the remaining half of the 2015 will vest on February 25, 2020, generally subject to the continued employment of the participant.

(2)

Consists of shares of time-based restricted stock under the PRSP and RSUs under the LTIP. The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-based vesting portion of the PRSP grants made in 2014 and 2015 and the time-vested RSUs granted in 2016, 2017 and 2018.

(3)	Amounts were calculated using $21.76 per share, the closing price of Company Common Stock at December 31, 2018.
(4)

Consists of target PSUs granted under the LTIP in 2017. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2017 PSU grants are met at the end of the applicable three-year performance measurement period.

(5)

Consists of target PSUs granted under the LTIP in 2018. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2018 PSU grants are met at the end of the applicable three-year performance measurement period.

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

ATI 2019 Proxy Statement    / 59

COMPENSATION DISCUSSION AND ANALYSIS | EQUITY AWARDS VESTED FOR 2018; PENSION BENEFITS FOR 2018

Option Exercises and Stock Vested for 2018

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Harshman	152,098	4,238,404
Wetherbee	37,598	1,061,649
DeCourcy	37,828	1,062,924
Kramer	31,590	891,683
Sims	45,142	1,258,545

(1)

Consists of: (a) 78,742 shares, 23,678 shares, 22,285 shares, 19,732 shares and 23,678 shares awarded to Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims, respectively, pursuant to their 2016 PSU awards, based on payout at 39% of their respective target awards; (b) 28,844 shares, 8,673 shares, 8,163 shares, 7,228 shares and 8,673 shares that vested for Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims, respectively, on the second anniversary of the grant date for the RSUs granted to each of them in 2016; (c) 19,084 shares, 5,247 shares, 4,938 shares, 4,629 shares and 5,247 shares that vested for Messrs. Harshman, Wetherbee, DeCourcy, Kramer and Sims, respectively, on the first anniversary of the grant date for the RSUs granted to each of them in 2017; and (d) 25,427 shares, 2,441 shares and 7,544 shares that vested for Messrs. Harshman, DeCourcy and Sims, respectively, on the fifth anniversary of the grant date of our 2013 – 2015 PRSP award.

(2)

Amounts were calculated using: (a) $28.92 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 28, 2019, with respect to the 2016 PSUs; (b) $27.12 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 26, 2018, with respect to the 2016 RSU shares; (c) $27.00 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 23, 2018, with respect to the 2017 RSU shares; and (d) $26.10 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on March 1, 2018, with respect to the 2013 – 2015 PRSP shares.

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

Pension Benefits for 2018

Name	Plan Name	Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harshman	ATI Pension Plan	28	2,099,228	—

	ATI Benefit Restoration Plan	20	8,395,209	—
	Supplemental Pension Plan	10	3,999,951	—
Wetherbee	ATI Pension Plan	3	101,794	—
	ATI Non-Qualified Benefit Restoration Plan	3	135,273	—
DeCourcy	ATI Pension Plan	8	293,763	—
	ATI Non-Qualified Benefit Restoration Plan	8	263,889	—
Kramer(1)	N/A	—	—	—
Sims	ATI Pension Plan	17	650,019	—
	ATI Non-Qualified Benefit Restoration Plan	17	1,549,871	—

(1)	Mr. Kramer does not participate in any defined benefit plans.
(2)	Years of credited service reflect the number of years of service used for determining benefits for each individual during their participation under the respective plans.

60 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS FOR 2018

Plan	Benefit Formulas and Retirement Information

ATI Pension Plan

Qualified defined benefit plan

The Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”) is the result of the mergers of several plans previously sponsored by:

•  Allegheny Ludlum Corporation (“Allegheny Ludlum”),

•  Teledyne Inc. (“TDY”)

Effective December 31, 2014, the Company froze future benefit accruals under the ATI Pension Plan for all participating employees other than those with contractual employment arrangements.

ATI Pension Plan has a number of benefit formulas that apply separately to various groups of employees and retirees, generally, by work location and job classification. A principal determinant of which formula applied prior to December 31, 2014 is whether the employee was employed by TDY, as in the case of Messrs. Harshman and Sims, at the time the respective companies became members of the controlled group that includes the Company. Mr. DeCourcy’ s pension benefit formula includes periods of service with both Allegheny Ludlum and TDY.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria.

Each formula for Allegheny Ludlum and TDY multiplies years of service by compensation and then by a factor to produce a benefit amount payable as a straight life annuity. That benefit amount is reduced with respect to Social Security amounts payable to determine the annuity amount payable. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the NEOs to which they apply.

Upon becoming a corporate employee in 1998, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty-one years of service under that formula.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit at the normal retirement age or after thirty years of service regardless of age for Allegheny Ludlum and TDY participants.

Participants can retire prior to attaining age 65 or thirty years of service with benefit payments discounted for early payment at age 62 with at least ten years of service or, with a greater discount, at age 55 with at least ten years of service.

ATI Benefit

Restoration Plan

Non-Qualified benefit plan

Effective December 31, 2014, the Company froze future benefit accruals under the defined benefit portion of the ATI Benefit Restoration Plan, under which Messrs. Harshman, DeCourcy, and Sims participated.

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the NEOs that restores to eligible NEOs the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All NEOs are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective NEO participates.

Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the ATI Pension Plan, subject to payment delays to comply with Section 409A of the Code.

Supplemental Pension Plan Effective December 31, 2014, the Company froze future benefit accruals under the Supplemental Pension Plan

The Supplemental Pension Plan had provided certain key employees of ATI and its subsidiaries, including Mr. Harshman (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two-month period (subject to delay to comply with Section 409A of the Code) after the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and generally continue for a 118-month period. The plan describes the events that will terminate an employee’s participation in the plan.

ATI 2019 Proxy Statement    / 61

COMPENSATION DISCUSSION AND ANALYSIS | NON-QUALIFIED DEFERRED COMPENSATION FOR 2018; CEO PAY RATIO

Non-Qualified Deferred Compensation for 2018

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings In Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Harshman	198,204	50,804	—	2,453,173
Wetherbee	57,067	2,495	—	143,674
DeCourcy	65,243	4,595	—	243,670
Kramer	47,576	2,323	—	131,854
Sims	57,214	4,417	—	233,762

(1)

Reflects contributions made pursuant to the non-qualified defined contribution portion of the ATI Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2018.

(2)

Aggregate earnings for the ATI Benefit Restoration Plan are calculated using the fiscal year-end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan, or 2.2% for 2018.

CEO Pay Ratio

For 2018, our last completed fiscal year, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with Item 402(u) of Regulation S-K and the SEC’s related guidance, as described in greater detail below) was 79:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:

•

Selection of Determination Date. As permitted under SEC rules, we selected October 1, 2017, as the date on which we would identify the median employee from our adjusted employee population for 2017 and used the same median employee for 2018, because we do not believe that there have been changes to our employee population or compensation arrangements during 2018 that would significantly change the pay ratio.

•

Determination of Adjusted Employee Population. As of October 1, 2017, we had a total of 8,459 U.S. and non-U.S. employees. In establishing the population from which to identify our median employee, we excluded 293 employees who were on either leave or suspended status, as well as employees located in a number of foreign jurisdictions under the 5% de minimis exception provided under Item 402(u), including 263 employees in the United Kingdom, 46 in Germany, 15 in France, seven in Japan, six in Korea, five in India, three in Singapore, three in Taiwan, two in Dubai, and one each in Israel, Italy, Norway and Spain. Our remaining employee population as of October 1, 2017 consisted of approximately 7,812 employees working either full time or part time in the United States, Poland or China at our parent company and consolidated subsidiaries, including our majority-owned joint venture, STAL.

•

Identification of Median Employee. We compared the cash compensation, including wages, overtime, salary and bonuses, paid during our fiscal year 2017 for each employee who was included in our adjusted employee population as the consistently applied compensation measure used to identify the median employee among those included in the adjusted employee population. As part of this analysis, we converted the compensation paid to non-U.S. employees from local currency to U.S. dollars using exchange rates in effect on December 31, 2017 and annualized the compensation of each full-time or part-time employee who was hired in 2017 and included the adjusted employee population.

•

Calculation of Annual Total Compensation. In accordance with the SEC rules, we determined the median employee’s 2018 annual total compensation to be $91,979, which is the amount that would have been reported for our median employee in the “Total” column (column (j)) of our 2018 Summary Compensation Table included on page 57 of this Proxy Statement if he had been a Named Executive Officer for fiscal 2018. In accordance with the SEC rules, we determined the CEO’s 2018 annual total compensation to be $8,379,253 which is the amount reported for Mr. Harshman, who served as our CEO throughout 2018, in the “Total” column (column (j)) of our 2018 Summary Compensation Table included on page 57 of this Proxy Statement.

We believe the methodology, assumptions and estimates described above to be reasonable given our employee population. The SEC rules grant companies significantly flexibility in determining the methodology, assumptions and estimates used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, our pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the industry or otherwise.

62 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment and Change in Control Agreements

Employment Agreements

ATI does not have any employment agreements with its named executive officers.

Change in Control Agreements

The Company has agreements with each continuing NEO and other key employees to assure that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. All members of the management Executive Council and corporate officers have change in control agreements that do not include an excise tax gross-up provision.

Under the agreements, a “change in control” is defined as:

•  the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock,

•  the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired,

•  the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors, or

•  the occurrence of a merger, consolidation, sale or similar transaction.

In general, the agreements provide for the payment of severance benefits if a change in control occurs, and within 24 months after the change in control either:

•

the Company terminates the executive’s employment with the Company without “cause,” which is defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after 30 days’ notice to cure; or

the executive terminates employment with the Company for “good reason,” which is defined to mean:

•  a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

•  relocation more than 35 miles from principal job location,

•  reduction in annual salary or material reduction in other compensation or benefits,

• failure by the Company to cause a successor corporation to adopt and perform under the agreement, or • purported termination other than as expressly permitted in the agreement.

An executive officer entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment within thirty days of the date of termination equal to the sum of:

•

aggregate amounts accrued through the date of termination (including but not limited to accrued but unpaid salary or cash incentive compensation and amounts accrued under any qualified, non-qualified or supplemental employee benefit plan);

•

base salary plus annual cash incentive at the greater of target or the actual level of performance achieved through the date of termination projected through the end of the year times a multiple (which is 3x for Mr. Harshman and 2x for Messrs. DeCourcy, Kramer, Sims and Wetherbee);

ATI 2019 Proxy Statement    / 63

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

•

prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year; and

•

the value of all long-term incentive awards for then uncompleted measurement periods determined at the greater of target or actual performance levels achieved to the date of termination projected through the remainder of the measurement period.

He or she will also be provided:

•	the continuation of perquisites and welfare benefits for a period (36 months);

•	reimbursement for outplacement services up to $25,000 for Mr. Harshman and $15,000 for Messrs. DeCourcy, Kramer, Sims and Wetherbee; and

•	the number of years corresponding to the applicable multiples above of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates.

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

The Personnel and Compensation Committee has reviewed the change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions.

Potential Payments upon Termination

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables payable to each NEO in the event of termination of such executive’s employment by reason of retirement, death or disability, or within 24 months following a change in control to the extent such termination is without cause or the result of the executive’s resignation for good reason. The amounts shown assume that such termination was effective as of December 31, 2018. The closing price of Company Common Stock on the NYSE on that date was $21.77. The amounts shown are estimates of the amounts that would be paid out to the executives upon their termination under the circumstances specified. For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the defined contribution plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items identified above, such officer will be entitled (subject to the Company’s consent for certain amounts) to:

•

receive a prorated share of his outstanding equity awards when the shares subject to such awards would otherwise have become payable as a result of the passage of time or the achievement of the applicable performance criteria; and

64 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

•	receive payments under the Supplemental Pension Plan, beginning two months after retirement, subject in each case to Section 409A of the Code.

Consent of the Company is required for payments of awards under the long-term compensation plans upon retirement as described.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the NEO may receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees.

Payments Made Upon a Change in Control

The Company is a party to a change in control severance agreement with each NEO that provides the NEO with payments in the event his employment is terminated by the Company for reasons other than cause or by the NEO for good reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. The tables below illustrate the amount of payments due in various circumstances.

As noted, the column “Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 31, 2018 closing price of $21.77 per share and all of the NEOs had a triggering event on December 31, 2018 and all cash amounts due, all deferred compensation enhancements, and all potential benefit payments were to be paid in a single lump sum.

Richard J. Harshman ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death

Base Severance:	0	3,300	0	0

Short-Term Incentive Compensation:

APP	0	7,150	0	0

Long-Term Incentive Compensation:

LTIP(1)	2,200	8,026	2,200	2,200

PRSP	902	1,034	902	902

Other Benefits:

Non-qualified defined contribution plan	0	314	0	0

Non-qualified defined benefit plan(2)	0	0	0	0

Health & Welfare Benefits	0	54	0	0

Outplacement	0	25	0	0

Supplemental Pension Plan(2):	0	5,000	0	0

Total	3,102	24,903	3,102	3,102

(1) Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2016 – 2018 PSUs that vested at a rate of 39% of target on December 31, 2018 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan and the Supplemental Pension Plan effective December 31, 2014. In the event that Mr. Harshman retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan and Supplemental Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2018.” As also described above, such amounts are payable on an accelerated, lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

ATI 2019 Proxy Statement    / 65

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Patrick J. DeCourcy ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death

Base Severance:	0	1,000	0	0

Short-Term Incentive Compensation:

APP	0	1,600	0	0

Long-Term Incentive Compensation:

LTIP(1)	367	1,959	367	367

PRSP	265	304	265	265

Other Benefits:

Non-qualified defined contribution plan	0	95	0	0

Non-qualified defined benefit plan(2)	0	228	0	0

Health & Welfare Benefits	0	47	0	0

Outplacement	0	15	0	0

Total	632	5,248	632	632

(1) Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2016 – 2018 PSUs that vested at a rate of 39% of target on December 31, 2018 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. DeCourcy retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2018.” As also described above, such amounts are payable on a lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

Kevin B. Kramer ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death

Base Severance:	0	920	0	0

Short-Term Incentive Compensation:

APP	0	1,472	0	0

Long-Term Incentive Compensation:

LTIP(1)	389	1,814	389	389

PRSP	195	273	195	195

Other Benefits:

Non-qualified defined contribution plan	0	87	0	0

Non-qualified defined benefit plan	0	0	0	0

Health & Welfare Benefits	0	46	0	0

Outplacement	0	15	0	0

Total	584	4,627	584	584

(1) Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2016 – 2018 PSUs that vested at a rate of 39% of target on December 31, 2018 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

66 \    ATI 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

John D. Sims ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death

Base Severance:	0	1,050	0	0

Short-Term Incentive Compensation:

APP	0	1,680	0	0

Long-Term Incentive Compensation:

LTIP	389	2,071	389	389

PRSP	293	337	293	293

Other Benefits:

Non-qualified defined contribution plan	0	100	0	0

Non-qualified defined benefit plan(2)	0	587	0	0

Health & Welfare Benefits	0	47	0	0

Outplacement	0	15	0	0

Total	682	5,887	682	682

(1) Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2016 – 2018 PSUs that vested at a rate of 39% of target on December 31, 2018 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Sims retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2018.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

Robert S. Wetherbee ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	1,050	0	0
Short-Term Incentive Compensation:

APP	0	1,680	0	0
Long-Term Incentive Compensation:

LTIP	389	2,071	389	389

PRSP	195	231	195	195

Other Benefits:

Non-qualified defined contribution plan	0	100	0	0

Non-qualified defined benefit plan(2)	0	59	0	0

Health & Welfare Benefits	0	47	0	0

Outplacement	0	15	0	0

Total	584	5,253	584	584

(1) Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2016 – 2018 PSUs that vested at a rate of 39% of target on December 31, 2018 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(2) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Wetherbee retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2018.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

ATI 2019 Proxy Statement    / 67

Item 3 – Ratification of the Selection of Independent Auditors

Ernst & Young LLP (“Ernst & Young”) serves as our independent registered public accounting firm (the “independent auditors”). They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about ATI’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as our independent auditors for the fiscal year ending December 31, 2019, and making its recommendation that stockholders ratify the selection, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

Audit Committee Pre-Approval Policy

Under the Pre-Approval Policy, the Audit Committee reviews and approves all services to be provided by Ernst & Young before the firm is retained to perform any such services. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2018 and 2017.

Independent Auditor: Services and Fees

The fees and expenses of Ernst & Young for the indicated services performed during 2018 and 2017 were as follows:

Service	2018	2017
Audit fees	$4,192,000	$4,101,000
Audit-related fees	13,000	12,000
Tax fees	0	0
All other fees	118,000	2,000
Total	$4,323,000	$4,115,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to an audit of a pension plan.

“All other fees” consisted of 2018 due diligence services and subscriptions to Ernst & Young’s web-based EYOnline accounting reference library in both periods.

68 \    ATI 2019 Proxy Statement

ITEM 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS | AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2018.

Roles and Responsibilities

The Audit Committee monitors and oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Committee reviews and discusses management’s report on internal control over financial reporting. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of ATI’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to their conformity with U.S. generally accepted accounting principles, and for attesting to the effectiveness of the ATI’s internal control over financial reporting.

Required Disclosures and Discussions

The Audit Committee has reviewed, met and held discussions with ATI’s management, internal auditors, and the independent auditors regarding the financial statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the internal auditors and independent auditors matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls over financial reporting, and the overall quality of ATI’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

Committee Recommends Including the Financial Statements in the Annual Report

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission. The Board of Directors has approved this inclusion.

Submitted by:

AUDIT COMMITTEE:

Chair:	John R. Pipski
Members:	Leroy M. Ball, Jr.
Herbert J. Carlisle
James C. Diggs
David J. Morehouse

ATI 2019 Proxy Statement    / 69

Annual Meeting Information

2019 Annual Meeting of Stockholders — Questions and Answers

1.	Where is the 2019 annual meeting being held?

The 2019 Annual Meeting of Stockholders will be held on Thursday, May 9, 2019, at 11:30 a.m. Eastern Time at the UPMC Events Center on the campus of Robert Morris University, 6001 University Boulevard, Pittsburgh, Pennsylvania 15108.

2.	Who is entitled to vote at the annual meeting?

If you held shares of Allegheny Technologies Incorporated common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 11, 2019, you may vote your shares at the annual meeting. On that day, 126,109,547 shares of our Common Stock were outstanding.

In order to vote, you must follow the instruction provided on your proxy card to designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Please return your proxy as soon as possible to ensure that your shares are represented and will be voted at the meeting, whether or not you plan to attend the meeting.

3.	How do I obtain materials for the annual meeting?

As permitted by SEC rules, we are making this Proxy Statement and ATI’s 2018 Annual Report available to our stockholders electronically via the internet. On or about March 20, 2019, we began mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Report and how to vote online. Unless you request a printed copy of the proxy materials by following the instructions for requesting such materials contained in the Notice, you will not receive a printed copy of the proxy materials. This Proxy Statement and our 2018 Annual Report are available to you at envisionreports.com/ATI and on our website at ATImetals.com.

4.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the web address provided on each proxy or voting instruction card;

•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the postage-paid envelope provided. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote on any particular item, your shares will be voted as the Board of Directors recommends for any such items; or

•	attending the meeting and voting your shares in person, if you are a stockholder of record (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record wishing to vote by telephone or electronically through the Internet, you will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Time on May 8, 2019.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in ATI’s savings or retirement plans, see the response to question 14 below.

70 \    ATI 2019 Proxy Statement

ANNUAL MEETING INFORMATION | 2019 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

5.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered to be the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly, to vote electronically, or to vote in person at the Annual Meeting. If you have requested printed materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal voting proxy from your broker, bank or nominee. If you requested printed materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

6.	How many votes can be cast by all stockholders?

Each share of ATI Common Stock is entitled to one vote. There is no cumulative voting. We had 126,109,547 shares of Common Stock outstanding and entitled to vote on the record date.

7.	How many votes must be present to hold the annual meeting?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

8.	How many votes are required to elect directors (Item 1)?

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

ATI 2019 Proxy Statement    / 71

ANNUAL MEETING INFORMATION | 2019 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

Full details of our director resignation policy are set forth in our Bylaws, which are available on our website at ATImetals.com.

9.	How many votes are required to adopt the other proposals (Items 2 and 3)?

All of the other proposals will be approved if in each case they receive the affirmative vote of at least a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Item 2 (executive compensation) is advisory, which means the result of the vote is non-binding. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

10.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or if you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this Proxy Statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law and the rules of the New York Stock Exchange, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares in its discretion with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2019 (Item 3) because that is deemed to be a routine matter. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and are not considered to be shares entitled to vote on non-routine matters. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Items 1 and 2.

72 \    ATI 2019 Proxy Statement

ANNUAL MEETING INFORMATION | 2019 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

11.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at ATI’s executive office;

•	transmitting a proxy dated later than your prior proxy, either by mail, telephone or Internet; or

•	attending the meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

12.	What shares are included on the proxy or voting instruction card?

The shares indicated on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 14 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

13.	What does it mean if I receive more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, then you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

14.	How are shares that I hold in a company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, then you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m. Eastern Time on May 7, 2019.

15.	Is my vote confidential?

ATI maintains a policy of keeping stockholder votes confidential.

16.	Can I, in the future, receive the Notice or other proxy materials over the internet?

Stockholders can elect to view future ATI notices and proxy materials over the Internet instead of receiving paper copies in the mail. This saves us the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you.

If you are a stockholder of record and you choose to vote over the Internet, you can choose to receive future materials electronically by following the prompt on the voting page when you vote using the Internet. If you hold your Company stock in street name (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future notices and other materials over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings, even in cases in which we otherwise mail full printed sets of our proxy materials.

If you enroll to view ATI’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access computershare.com/investor and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

ATI 2019 Proxy Statement    / 73

ANNUAL MEETING INFORMATION | 2020 ANNUAL MEETING OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

17. What is householding?

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to stockholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report or proxy statement for this meeting or opt out of householding, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to ATI’s Corporate Secretary at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

2020 Annual Meeting and Stockholder Proposals

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders must be received no later than November 21, 2019. Stockholder proposals should be sent to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

If you wish to submit director nominations or other business to be properly brought before an annual meeting, you must give timely notice of your intent to submit a proposal in writing to the Corporate Secretary. For such notices to be timely, notice must be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our 2020 Annual Meeting of Stockholders, we must receive any such notice on or after February 9, 2020 and on or before February 24, 2020. The notice must contain certain information specified in the Company’s Certificate of Incorporation and Bylaws.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Committee will evaluate stockholder-recommended candidates on the same basis as other candidates. Stockholder recommendations should be sent to the Corporate Secretary at the address above, who will forward the information to the Committee.

Stockholders may obtain copies of our Certificate of Incorporation and Bylaws by writing to the Corporate Secretary at the address set forth above. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and can be viewed on our website, ATImetals.com at “About ATI—Corporate Governance.”

Other Business and Information

The Company knows of no business to be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote on such matters at their discretion.

74 \    ATI 2019 Proxy Statement

ANNUAL MEETING INFORMATION | OTHER BUSINESS AND INFORMATION

Following adjournment of the formal business meeting, Robert S. Wetherbee, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

Annual Report on Form 10-K

Copies of ATI’s Annual Report on Form 10-K, without Exhibits, can be obtained free of charge by written request to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 or by calling (412) 394-2800.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

ATI has engaged Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Elliot S. Davis

Corporate Secretary

Dated: March 20, 2019

ATI 2019 Proxy Statement    / 75

Our Core Values

While we believe that change is constant, one thing will not change. As we continue on our journey—Building the World’s Best Specialty Materials & Components Company™—we are guided by a shared commitment to ATI’s Core Values.

Integrity: The cornerstone of our business relationships. We do what we say we will, and we do things the right way.

Safety & Sustainability: We conduct our business committed to the safety of our people, our products, and the communities in which we operate.

Accountability: We take responsibility and hold ourselves accountable for our actions, performance and results.

Teamwork & Respect: We work together for ATI’s long-term success. We welcome and respect others’ views, capabilities and experiences.

Innovation: We drive sustainable value and meet our commitments through continuous transformation.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 8, 2019.
Online Go to www.envisionreports.com/ati or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

030IHA

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of

Allegheny Technologies Incorporated Stockholders

Thursday, May 9, 2019

11:30 a.m. Eastern Time

UPMC Events Center, Robert Morris University

6001 University Boulevard, Pittsburgh, PA 15108

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

For the personal use of the stockholder named hereon - not transferable

Dear Stockholder,

Available on the Internet at http://www.envisionreports.com/ati are materials relating to the Allegheny Technologies Incorporated 2019 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (below) by mail in the enclosed postage-paid envelope.

Elliot S. Davis

Corporate Secretary

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2018 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy for 2019 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Patrick J. DeCourcy, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 9, 2019, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2 and 3 and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals –	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

030IJB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy for 2019 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Patrick J. DeCourcy, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 9, 2019, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2 and 3 and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 7, 2019.
Online Go to www.envisionreports.com/ati or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ati
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

+
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

030IKB

• The ATI Retirement Plan

• The ATI 401(k) Savings Plan

As a Plan participant, you have the right to direct Benefit Trust Company how to vote the shares of Allegheny Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning voting instructions herein by mail. A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 7, 2019. If the Trustee does not receive your instructions by such date, the Trustee shall vote your shares as the Plan Administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2018 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Allegheny Technologies Incorporated

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby directs Benefit Trust Company to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 9, 2019 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

⬛	+